Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERLING CONSOLIDATED CORP.

(Exact Name of Registrant in its Charter)

Nevada	3050	45-1840913
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1105 Green Grove Road

Neptune, New Jersey 07753

Tel.: 732-918-8004

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

INCORP SERVICES, INC.

2360 Corporate Circle, Suite 400

Henderson, Nevada 89074-7722

Tel: (702) 866-2500

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee(3)

Common Stock, par value $0.001 per share, issuable pursuant to the SurePoint Investment Agreement	4,955,918	$0.23	$1,139,861	$155.99
Total	4,955,918	$0.23	$1,139,861	$155.99

(1)	We are registering 4,955,918 shares of our common stock, including (i) 125,000 commitment shares in exchange for SurePoint Capital Management LLC(“SurePoint”) entering into the investment agreement (the “SurePoint Investment Agreement”) and (ii) 4,830,918 shares that we will put to SurePoint pursuant to the SurePoint Investment Agreement. The investment agreement was entered into between SurePoint Capital Management LLC(“SurePoint”) and the registrant on August 19, 2013. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the SurePoint Investment Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTCBB on August 16, 2013.

(3)	Offset pursuant to Rule 457(p) under the Securities Act by the registration fee of $155.99 paid on June 21, 2013 pursuant to the Registrant’s S-1 Registration Statement, File No. 333-189537.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED August [ ], 2013

4,955,918 Shares of Common Stock

STERLING CONSOLIDATED CORP.

This prospectus relates to the resale of up to 4,955,918 shares of common stock of Sterling Consolidated Corp. (“we” or the “Company”), par value $0.001 per share, including (i) 125,000 commitment shares issued to SurePoint in connection with the execution of the Surepoint Investment Agreement, and (ii) 4,830,918 shares issuable to SurePoint pursuant to that SurePoint Investment Agreement. The SurePoint Investment Agreement permits us to “put” up to $1,000,000 in shares of our common stock to SurePoint over a period of up to twenty-four (24) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by SurePoint. SurePoint is deemed an underwriter for our common stock.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. SurePoint is paying all of the registration expenses incurred in connection with the registration of the shares except for accounting fees and expenses and we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the ticker symbol “STCC.” On August 16, 2013, the closing price of our common stock was $0..23 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is:  _______, 2013

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Sterling Consolidated,” the “Company,” “we,” “us” and “our” refer to Sterling Consolidated Corp. Sterling Seal refers to our wholly-owned subsidiary Sterling Seal & Supply, Inc., a New Jersey corporation. ADDR refers to our wholly-owned subsidiary ADDR Properties, LLC. Q5 refers to our wholly-owned subsidiary Q5 Ventures, LLC.

Overview

We were incorporated in the State of Nevada as Oceanview Acquisition Corp. on January 31, 2011. On May 18, 2012, we amended our Articles of Incorporation to change our name to Sterling Consolidated Corp.

Our largest subsidiary is Sterling Seal & Supply, Inc. (“Sterling Seal”), a New Jersey corporation which was incorporated in 1997. Its predecessor was Sterling Plastic & Rubber Products, Inc., incorporated in New Jersey and was founded in 1970. Sterling Seal engages primarily in the distribution and sale of O-rings, rubber seals, oil seals, custom molded rubber parts, custom Teflon parts, Teflon rods, O-ring cord, bonded seals, O-ring kits, and stuffing box sealant.

We also own real property through our subsidiaries ADDR Properties, LLC (“ADDR”) and Q5 Ventures, LLC (“Q5”). ADDR owns a 28,000 square foot facility in Neptune, New Jersey, that is primarily used by Sterling Seal for its operations. ADDR also owns another property in Cliffwood Beach, New Jersey, that was previously occupied by Sterling Seal and is now rented out to tenants. Q5 owns a 5,000 square foot facility that is used by Sterling Seal in Florida. On April 29, 2013, the Company entered into a sales agreement to sell the Cliffwood Beach property. The sale price is for $650,000 and contains various contingencies. The property has a book value of $655,081 as of June 30, 2013.

In addition, our subsidiary Integrity Cargo Freight Corporation (“Integrity”) is a freight forwarding business. Integrity shares a facility with Sterling Seal and manages the importation of Sterling Seal’s products and exports products on behalf of Sterling Seal to various countries.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors,” beginning on page 3.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have decided to take advantage of these exemptions. As a result, some investors may find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Investment Agreement with SurePoint

On August 19, 2013, we entered into an investment agreement, (the “SurePoint Investment Agreement”) with SurePoint Capital, a Delaware limited liability company (“SurePoint”). Pursuant to the terms of the SurePoint Investment Agreement, SurePoint committed to purchase up to $1,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) month period commencing from the effectiveness of the registration statement, we may deliver a put notice to SurePoint which states the dollar amount that we intend to sell to SurePoint on a date specified in the put notice. The maximum investment amount per notice shall be no more than $50,000 worth of common stock so long as such amount does not exceed 4.99% of the outstanding shares of the Company. The purchase price per share to be paid by SurePoint shall be calculated at a ten percent (10%) discount to the average of the three lowest closing bids during the five (5) consecutive trading days immediately prior to the receipt by SurePoint of the put notice. We have reserved 4,830,918 shares of our common stock for issuance under the SurePoint Investment Agreement. Additionally, we issued SurePoint 125,000 shares of our common stock in May of 2013. The SurePoint Investment Agreement and SurePoint’s obligations thereunder are not transferable and cannot be assigned.

The SurePoint Investment Agreement shall terminate upon any of the following events: (i) an aggregate of One Million Dollars is purchased under this SurePoint Investment Agreement; (ii) the date which is twenty four months following the date of the SurePoint Investment Agreement; or (iii) the date that this Registration Statement is no longer effective. The SurePoint Investment Agreement will be suspended and shall remain suspended if any of the following occurs and is not rectified: (i) the trading of the Company’s stock is suspended by the Securities and Exchange Commission; or (ii) the Common Stock ceases to be quoted, listed or traded on the Principal Market.

We are currently obligated to file reports with the SEC under Section 15(d) of the Securities Act. The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a base of fewer than 300 shareholders. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. If we are only a reporting company because of our obligations under Section 15(d) of the Securities Act and after the fiscal year we no longer have the obligation under either Section 13(a) or 15(d) of the Securities to file reports with the SEC, we may be ineligible for quotation on the OTCBB. If this occurs, the SurePoint Investment Agreement would be suspended and we would no longer be able to access this capital until the issue was rectified.

In connection with the SurePoint Investment Agreement, we also entered into a registration rights agreement with SurePoint, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering 4,955,918 shares of our common stock underlying the SurePoint Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC after the closing of the transaction and maintain the effectiveness of such registration statement until termination of the SurePoint Investment Agreement.

The 4,955,918 shares to be registered herein represent 11.8% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale.

At an assumed purchase price of $0..207 (equal to 90% of the closing price of our common stock of $0.23 on August 16, 2013), we will be able to receive up to $1,000,000 in gross proceeds, assuming the sale of the entire 4,830,918 shares being registered hereunder pursuant to the SurePoint Investment Agreement, excluding the 125,000 commitment shares Accordingly, we will not be required to register additional shares under the SurePoint Investment Agreement. We are currently authorized to issue 200,000,000 shares of our common stock. SurePoint has agreed to refrain from holding an amount of shares, which would result in SurePoint owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the SurePoint Investment Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

SurePoint will periodically purchase our common stock under the SurePoint Investment Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to SurePoint to raise the same amount of funds, as our stock price declines.

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The aggregate investment amount of $1 million was determined based on numerous factors, including the following: it is a quantity sufficient to execute our stated strategy of acquiring other companies in our industry. While it is difficult to estimate the likelihood that the Company will need the full investment amount, we believe that the Company may need the full amount of $1 million funding under the SurePoint Investment Agreement.

Where You Can Find Us

Our principal executive office is located at 1105 Green Grove Road, Neptune, NJ 07753 and our telephone number is (732) 918-8004.

THE OFFERING

Common stock offered by Selling Stockholder	4,955,918 shares of common stock.

Common stock outstanding before the offering	37,199,040 shares of common stock as of the date hereof.

Common stock outstanding after the offering	42,029,958 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the SurePoint Investment Agreement. The proceeds received under the SurePoint Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

Trading Symbol	STCC

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business and Industry

THE PRICES WE PAY AND CHARGE FOR THE PRODUCTS THAT WE SUPPLY, AND THE AVAILABILITY OF SUCH PRODUCTS GENERALLY, MAY FLUCTUATE DUE TO A NUMBER OF FACTORS BEYOND OUR CONTROL.

We purchase large quantities of O-rings and other rubber seals from our suppliers for distribution to our customers. At times pricing and availability of these products change depending on many factors outside of our control, such as general global economic conditions, competition, consolidation of seal producers, cost and availability of raw materials necessary to produce rubber and other materials found in the products we carry, production levels, labor costs, freight and shipping costs, natural disasters, political instability, import duties, tariffs and other trade restrictions, currency fluctuations and surcharges imposed by our suppliers.

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We seek to maintain our profit margins by attempting to increase the prices we charge for the products we supply in response to increases in the prices we pay for them. However, demand for the products we supply, the actions of our competitors, our contracts with certain of our customers and other factors largely out of our control will influence whether, and to what extent, we can pass any such cost increases and surcharges on to our customers. If we are unable to pass on higher costs and surcharges to our customers, or if we are unable to do so in a timely manner, our business, financial condition, results of operations and liquidity could be materially and adversely affected.

Alternatively, if the price of the raw materials decreases significantly or if demand for the products we supply decreases because of increased customer, manufacturer or distributor inventory levels of O-rings and other seals, we may be required to reduce the prices we charge for the products we supply to remain competitive. These factors may affect our gross profit and cash flow and may also require us to write-down the value of inventory on hand that we purchased prior to the steel price decreases, which could materially and adversely affect our business, financial condition, results of operations and liquidity.

Our business could also be negatively impacted by the importation of lower-cost seals into the U.S. market. An increase in the level of imported lower-cost products could adversely affect our business to the extent that we then have higher-cost products in inventory or if prices and margins are driven down by increased supplies of such products. These events could also have a material adverse effect on our profit margins and results of operations.

In addition, the domestic and international O-ring industry has experienced consolidation in recent years. Further consolidation could result in a decrease in the number of our major suppliers or a decrease in the number of alternative supply sources available to us, which could make it more likely that termination of one or more of our relationships with major suppliers would result in a material adverse effect on our business, financial condition, results of operations or cash flows. Consolidation could also result in price increases for the products that we purchase. Such price increases could have a material adverse effect on our business, financial condition, results of operations or cash flows if we were not able to pass these price increases on to our customers.

WE MAY EXPERIENCE UNEXPECTED SUPPLY SHORTAGES.

We supply products from a wide variety of vendors and suppliers. In the future we may have difficulty obtaining the products we need from suppliers and manufacturers as a result of unexpected demand or production difficulties. Also, products may not be available to us in quantities sufficient to meet customer demand. Failure to fulfill customer orders in a timely manner could have an adverse effect on our relationships with these customers. Our inability to obtain products from suppliers and manufacturers in sufficient quantities to meet demand could have a material adverse effect on our business, results of operations and financial condition.

WE MAINTAIN AN INVENTORY OF PRODUCTS FOR WHICH WE DO NOT HAVE FIRM CUSTOMER ORDERS. AS A RESULT, IF PRICES OR SALES VOLUMES DECLINE, OUR PROFIT MARGINS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

Our profitability, margins and cash flows may be negatively affected if we are unable to sell our inventory in a timely manner. Because we maintain substantial inventories of specialty seal products for which we do not have firm customer orders, there is a risk that we will be unable to sell our existing inventory at the volumes and prices we expect.

OUR BUSINESS IS SENSITIVE TO ECONOMIC DOWNTURNS AND ADVERSE CREDIT MARKET CONDITIONS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND LIQUIDITY.

Aspects of our business, including demand for and availability of the products we supply, are dependent on, among other things, the state of the global economy and adverse conditions in the global credit markets. Our business has been affected in the past and may be affected in the future by the following:

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•	our customers reducing or eliminating capital expenditures as a result of reduced demand from their customers;

•	our customers not being able to obtain sufficient funding at a reasonable cost or at all as a result of tightening credit markets, which may result in delayed or cancelled projects or maintenance expenditures;

•	our customers not being able to pay us in a timely manner, or at all, as a result of declines in their cash flows or available credit;

•	experiencing supply shortages for certain products if our suppliers reduce production as a result of reduced demand for their products or as a result of limitations on their ability to access credit for their operations;

•	experiencing tighter credit terms from our suppliers, which could increase our working capital needs and potentially reduce our liquidity; and

•	the value of our inventory declining if the sales prices we are able to charge our customers decline.

As a result of these and other effects, economic downturns such as the one we recently experienced have, and could in the future, materially and adversely affect our business, financial condition, results of operations and liquidity.

In addition, market disruptions, such as the recent global economic recession, could adversely affect the creditworthiness of lenders under our debt facilities. Any reduced credit availability under our credit facilities could require us to seek other forms of liquidity through financing in the future and the availability of such financing will depend on market conditions prevailing at that time.

WE RELY ON OUR SUPPLIERS TO MEET THE REQUIRED SPECIFICATIONS FOR THE PRODUCTS WE PURCHASE FROM THEM, AND WE MAY HAVE UNREIMBURSED LOSSES ARISING FROM OUR SUPPLIERS’ FAILURE TO MEET SUCH SPECIFICATIONS.

We rely on our suppliers to provide mill certifications that attest to the specifications and physical and chemical properties of the seals that we purchase from them for resale. We generally do not undertake independent testing of any such seals but rely on our customers or assigned third-party inspection services to notify us of any products that do not conform to the specifications certified by the manufacturers. We may be subject to customer claims and other damages if products purchased from our suppliers are deemed to not meet customer specifications. These damages could exceed any amounts that we are able to recover from our suppliers or under our insurance policies. Failure to provide products that meet our customer’s specifications would adversely affect our relationship with such customer, which could negatively impact our business and results of operations.

LOSS OF KEY SUPPLIERS COULD DECREASE OUR SALES VOLUMES AND OVERALL PROFITABILITY.

For the year ended December 31, 2012, two suppliers accounted for 41% of our accounts payable and accrued expenses and our single largest supplier accounted for approximately 27% of our accounts payable and accrued expenses. Consistent with industry practice, we do not have long-term contracts with any of our suppliers. Therefore, all of our suppliers have the ability to terminate their relationships with us or reduce their planned allocations of product to us at any time. The loss of any of these suppliers due to merger or acquisition, business failure, bankruptcy or other reason could put us at a competitive disadvantage by decreasing the availability or increasing the prices, or both, of products we supply, which in turn could result in a decrease in our sales volumes and overall profitability.

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LOSS OF THIRD-PARTY TRANSPORTATION PROVIDERS UPON WHICH WE DEPEND, FAILURE OF SUCH THIRD-PARTY TRANSPORTATION PROVIDERS TO DELIVER HIGH QUALITY SERVICE OR CONDITIONS NEGATIVELY AFFECTING THE TRANSPORTATION INDUSTRY COULD INCREASE OUR COSTS AND DISRUPT OUR OPERATIONS.

We depend upon third-party transportation providers for delivery of products to our customers. Shortages of transportation vessels, transportation disruptions or other adverse conditions in the transportation industry due to shortages of truck drivers, strikes, slowdowns, piracy, terrorism, disruptions in rail service, closures of shipping routes, unavailability of ports and port service for other reasons, increases in fuel prices and adverse weather conditions could increase our costs and disrupt our operations and our ability to deliver products to our customers on a timely basis. We cannot predict whether or to what extent any of these factors would affect our costs or otherwise harm our business. In addition, the failure of our third-party transportation providers to provide high quality customer service when delivering product to our customers would adversely affect our reputation and our relationship with our customers and could negatively impact our business and results of operations.

SIGNIFICANT COMPETITION FROM A NUMBER OF COMPANIES COULD REDUCE OUR MARKET SHARE AND HAVE AN ADVERSE EFFECT ON OUR SELLING PRICES, SALES VOLUMES AND RESULTS OF OPERATIONS.

We operate in a highly competitive industry and compete against a number of other market participants, some of which have significantly greater financial, technological and marketing resources than we do. We compete primarily on the basis of pricing, availability of specialty products and customer service. We may be unable to compete successfully with respect to these or other competitive factors. If we fail to compete effectively, we could lose market share to our competitors. Moreover, our competitors’ actions could have an adverse effect on our selling prices and sales volume. To compete for customers, we may elect to lower selling prices or offer increased services at a higher cost to us, each of which could reduce our sales, margins and earnings. There can be no assurance that we will be able to compete successfully in the future, and our failure to do so could adversely affect our business, results of operations and financial condition.

THE DEVELOPMENT OF ALTERNATIVES TO SEAL PRODUCT DISTRIBUTORS IN THE SUPPLY CHAIN IN THE INDUSTRIES IN WHICH WE OPERATE COULD CAUSE A DECREASE IN OUR SALES AND RESULTS OF OPERATIONS AND LIMIT OUR ABILITY TO GROW OUR BUSINESS.

If our customers were to acquire or develop the capability and desire to purchase products directly from our suppliers in a competitive fashion, it would likely reduce our sales volume and overall profitability. Our suppliers also could expand their own local sales forces, marketing capabilities and inventory stocking capabilities and sell more products directly to our customers. Likewise, customers could purchase from our suppliers directly in situations where large orders are being placed and where inventory and logistics support planning are not necessary in connection with the delivery of the products. These and other actions that remove us from, limit our role in, or reduce the value that our services provide in the distribution chain could materially and adversely affect our business, financial condition and results of operations.

CHANGES IN THE PAYMENT TERMS WE RECEIVE FROM OUR SUPPLIERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY.

The payment terms we receive from our suppliers are dependent on several factors, including, but not limited to, our payment history with the supplier, the supplier’s credit granting policies, contractual provisions, our credit profile, industry conditions, global economic conditions, our recent operating results, financial position and cash flows and the supplier’s ability to obtain credit insurance on amounts that we owe them. Adverse changes in any of these factors, many of which may not be wholly in our control, may induce our suppliers to shorten the payment terms of their invoices. Given the large amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers, and consequently may have a material adverse effect on our business, results of operations and financial condition.

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WE ARE A HOLDING COMPANY WITH NO REVENUE GENERATING OPERATIONS OF OUR OWN. WE DEPEND ON THE PERFORMANCE OF OUR SUBSIDIARIES AND THEIR ABILITY TO MAKE DISTRIBUTIONS TO US.

We are a holding company with no business operations, sources of income or assets of our own other than our ownership interests in our subsidiaries. Because all of our operations are conducted by our subsidiaries, our cash flow and our ability to repay debt that we currently have and that we may incur after this offering and our ability to pay dividends to our stockholders are dependent upon cash dividends and distributions or other transfers from our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Any right that we have to receive any assets of or distributions from any of our subsidiaries upon the bankruptcy, dissolution, liquidation or reorganization of any such subsidiary, or to realize proceeds from the sale of their assets, will be junior to the claims of that subsidiary’s creditors, including trade creditors and holders of debt issued by that subsidiary.

Shortages or interruptions in the supply or delivery of our products could adversely affect our operating results.

We are dependent on frequent deliveries of products that meet our specifications. Shortages or interruptions in the supply of products caused by unanticipated demand, problems in production or distribution, inclement weather or other conditions could adversely affect the availability, quality and cost of supplies, which would adversely affect our operating results.

FAILURE TO COMPLY WITH THE LAWS ADMINISTERED BY THE U.S. FEDERAL MARITIME COMMISSION COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

Integrity Cargo is regulated by the Federal Maritime Commission. The Federal Maritime Commission (FMC) is an independent regulatory agency responsible for the regulation of ocean-borne transportation in the foreign commerce of the U.S. The principal statutes or statutory provisions administered by the Commission are: the Shipping Act of 1984, the Foreign Shipping Practices Act of 1988, section 19 of the Merchant Marine Act, 1920, and Public Law 89-777. Failure to comply with these laws could subject us to penalties and other adverse consequences.

OUR REAL ESTATE HOLDING COMPANIES AND FREIGHT FORWARDING BUSINESS RELY UPON STERLING SEAL FOR A MAJORITY OF THEIR REVENUE. LOSS OF CUSTOMERS BY STERLING SEAL WILL ADVERSELY AFFECT THE BUSINESS PERFORMANCE OF OUR OTHER CONSOLIDATING ENTITIES.

ADDR and Q5 rely on generating a majority of their respective revenues from Sterling Seal. In addition, 52% of the revenues of our freight forwarding business, Integrity Cargo, are derived from Sterling Seal. In the event that Sterling Seal has any material disruptions in business or its revenues or profits decrease substantially, our other subsidiaries may not be able to sustain operations.

DUE TO THE GLOBAL NATURE OF OUR BUSINESS, WE COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF THE FCPA AND VARIOUS INTERNATIONAL TRADE AND EXPORT LAWS.

The global nature of our business creates various domestic and local regulatory challenges. The Foreign Corrupt Practices Act (“FCPA”) generally prohibits U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these and other anti-bribery laws. We operate in parts of the world that experience corruption by government officials to some degree and, in certain circumstances, compliance with anti-bribery laws may conflict with local customs and practices. Our global operations require us to import from various countries, which geographically stretches our compliance obligations. To help ensure compliance, our anti-bribery policy and training on a global basis provide our employees with procedures, guidelines and information about anti-bribery obligations and compliance. However, such anti-bribery policies will not always protect us from reckless, criminal or unintentional acts committed by our employees, agents or other persons associated with us. If we are found to be in violation of the FCPA or other anti-bribery laws (either due to acts or inadvertence of our employees, or due to the acts or inadvertence of others), we could suffer criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

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WE RELY ON OUR INFORMATION TECHNOLOGY SYSTEMS TO MANAGE NUMEROUS ASPECTS OF OUR BUSINESS AND CUSTOMER AND SUPPLIER RELATIONSHIPS, AND A DISRUPTION OF THESE SYSTEMS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We depend on our information technology, or IT, systems to manage numerous aspects of our business transactions and provide analytical information to management. Our IT systems are an essential component of our business and growth strategies, and a disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss, including as a result of natural disasters, computer system and network failures, loss of telecommunications services, operator negligence, loss of data, security breaches and computer viruses. Any such disruption could adversely affect our competitive position and thereby our business, financial condition and results of operations.

WE COULD BE SUBJECT TO PERSONAL INJURY, PROPERTY DAMAGE, PRODUCT LIABILITY, WARRANTY, ENVIRONMENTAL AND OTHER CLAIMS INVOLVING ALLEGEDLY DEFECTIVE PRODUCTS THAT WE SUPPLY.

The products we supply are often used in potentially hazardous applications that could result in death, personal injury, property damage, environmental damage, loss of production, punitive damages and consequential damages. Actual or claimed defects in the products we supply may result in our being named as a defendant in lawsuits asserting potentially large claims despite our not having manufactured the products alleged to have been defective. We may offer warranty terms that exceed those of the supplier, or we and the supplier may be financially unable to cover the losses and damages caused by any defective products that it manufactured and we supplied. Finally, the third-party supplier may be in a jurisdiction where it is impossible or very difficult to enforce our rights to obtain contribution in the event of a claim against us.

WE MAY NOT HAVE ADEQUATE INSURANCE FOR POTENTIAL LIABILITIES.

In the ordinary course of business, we may be subject to various product and non-product related claims, laws and administrative proceedings seeking damages or other remedies arising out of our commercial operations. We maintain insurance to cover our potential exposure for most claims and losses. However, our insurance coverage is subject to various exclusions, self-retentions and deductibles, may be inadequate or unavailable to protect us fully, and may be canceled or otherwise terminated by the insurer. Furthermore, we face the following additional risks under our insurance coverage:

•	we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all;

•	we may be faced with types of liabilities that are not covered under our insurance policies, such as damage from environmental contamination or terrorist attacks, and that exceed any amounts we may have reserved for such liabilities;

•	the amount of any liabilities that we may face may exceed our policy limits and any amounts we may have reserved for such liabilities; and

•	we may incur losses resulting from interruption of our business that may not be fully covered under our insurance policies.

Even a partially uninsured claim of significant size, if successful, could materially and adversely affect our business, financial condition, results of operations and liquidity. However, even if we successfully defend ourselves against any such claim, we could be forced to spend a substantial amount of money in litigation expenses, our management could be required to spend valuable time in the defense against these claims and our reputation could suffer, any of which could harm our business and financial condition.

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OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer service, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

Risks Related To This Offering

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF ANGELO AND DARREN DEROSA, OUR OFFICERS AND DIRECTORS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Angelo DeRosa, our Chairman of the Board, and Darren DeRosa, our Chief Executive Officer.  The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

SurePoint will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to SurePoint pursuant to the SurePoint Investment Agreement will be purchased at a 10% discount to the average of the three lowest closing bids of our common stock during the five (5) consecutive trading days immediately before SurePoint receives our notice of sale. SurePoint has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If SurePoint sells the shares, the price of our common stock could decrease. If our stock price decreases, SurePoint may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

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Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the SurePoint Investment Agreement.

Pursuant to the SurePoint Investment Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to SurePoint at a price equal to a 10% discount to the three lowest closing bid prices of our stock for the five (5) consecutive trading days before SurePoint receives our notice of sale. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 4,955,918 shares of common stock to be issued under the SurePoint Investment Agreement. The sales of such shares could depress the market price of our common stock.

We are registering an aggregate of 4,955,918 shares of common stock under this prospectus pursuant to the SurePoint Investment Agreement. Notwithstanding SurePoint’ ownership limitation, the 4,955,918 shares would represent approximately 11.8% of our shares of common stock outstanding immediately after our exercise of the put right under the Investment Agreement. The sale of these shares into the public market by SurePoint could depress the market price of our common stock.

At an assumed purchase price of $0.207 (equal to 90% of the closing price of our common stock of $0.23 on JAugust 16, 2013), we will be able to receive up to $1,000,000 in gross proceeds, assuming the sale of the entire 1,000,000 shares being registered hereunder pursuant to the SurePoint Investment Agreement, excluding the 125,000 commitment shares. However, due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the SurePoint Investment Agreement.

We may not have access to the full amount available under the SurePoint Investment Agreement.

We have not drawn down funds and have not issued shares of our common stock under the SurePoint Investment Agreement. Our ability to draw down funds and sell shares under the SurePoint Investment Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 4,955,918 shares issuable under the SurePoint Investment Agreement. Our ability to sell the shares issuable under the SurePoint Investment Agreement is subject to the floating offering price and whether the shares registered under this prospectus allows for us to receive the total gross proceeds of $1,000,000. If this prospectus does not cover all of the shares issuable under the SurePoint Investment Agreement, then we will have file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell the shares of common stock to SurePoint under the SurePoint Investment Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the SurePoint Investment Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. Accordingly, because our ability to draw down any amounts under the SurePoint Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $1,000,000 under the SurePoint Investment Agreement.

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Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the SurePoint Investment Agreement, and as such, SurePoint may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

SurePoint has agreed, subject to certain exceptions listed in the SurePoint Investment Agreement, to refrain from holding an amount of shares which would result in SurePoint or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent SurePoint from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, SurePoint could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

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OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE MAY BE EXEMPT FROM THE REPORTING OBLIGATIONS PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT AND THEREFORE MAY NOT HAVE TO PROVIDE INVESTORS WITH PERIODIC REPORTS AS MAY BE REQUIRED PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT, FOLLOWING THE FORM 10K REQUIRED FOR THE FISCAL YEAR IN WHICH OUR REGISTRATION STATEMENT IS EFFECTIVE.

The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a base of fewer than 300 shareholders. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Securities Exchange Act of 1934, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

IF WE ARE EXEMPT FROM REPORTING OBLIGATIONS AND DO NOT HAVE AN OBLIGATION TO REPORT UNDER SECTION 13(A) OR 15(D), OUR SECURITIES MAY BE INELIGIBLE FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN AND OUR COMMON STOCK MAY NOT BE QUOTED.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board (OTCBB) and we are subject to the reporting requirements pursuant to Section 15(d). If, however, we do not make the required reporting filings or we are exempt from the reporting obligations pursuant to Section 15(d) of the Securities Exchange Act, the Over-the-Counter Bulletin Board may no longer deem us eligible for quotation and would de-list our common stock. In that instance, our Common Stock would not be quoted and there may be no available platform to trade our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the SurePoint Investment Agreement. The proceeds received from any “Puts” tendered to SurePoint under the SurePoint Investment Agreement will be used for general corporate and working capital purposes or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

On April 30, 2013, shares of our common stock began to be quoted on the OTCBB and OTCQB under the symbol “STCC”. Accordingly, there are no high and low bids for the common stock before the second quarter 2013.

The following table summarizes the high and low historical closing prices reported by the OTCBB Historical Data Service for the periods indicated. OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions, so those quotes may not represent actual transactions.

	High	Low

Second Quarter 2013	$0.27	$0.20

Holders

We had approximately 65 record holders of our common stock as of August 16, 2013, according to the books of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any dividends on our common stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

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Overview

We were incorporated in the State of Nevada as Oceanview Acquisition Corp. on January 31, 2011. On May 18, 2012, we amended our Articles of Incorporation to change our name to Sterling Consolidated Corp.

Our largest subsidiary is Sterling Seal & Supply, Inc. (“Sterling Seal”), a New Jersey corporation which was incorporated in 1997. Its predecessor was Sterling Plastic & Rubber Products, Inc., incorporated in New Jersey and was founded in 1970. Sterling Seal engages primarily in the distribution and sale of O-rings, rubber seals, oil seals, custom molded rubber parts, custom Teflon parts, Teflon rods, O-ring cord, bonded seals, O-ring kits, and stuffing box sealant.

We also own real property through our subsidiaries ADDR Properties, LLC (“ADDR”) and Q5 Ventures, LLC (“Q5”). ADDR owns a 28,000 square foot facility in Neptune, New Jersey, that is primarily used by Sterling Seal for its operations. ADDR also owns another property in Cliffwood Beach, New Jersey, that was previously occupied by Sterling Seal and is now rented out to tenants. Q5 owns a 5,000 square foot facility that is used by Sterling Seal in Florida. On April 29, 2013, the Company entered into a sales agreement to sell the Cliffwood Beach property. The sale price is for $650,000 and contains various contingencies. The property has a book value of $655,081 as of June 30, 2013.

In addition, our subsidiary Integrity Cargo Freight Corporation (“Integrity”) is a freight forwarding business. Integrity shares a facility with Sterling Seal and manages the importation of Sterling Seal’s products and exports products on behalf of Sterling Seal to various countries.

Recent Financings

Private Placements

In January of 2012, Sterling Seal and Supply, Inc. conducted a private placement under Rule 506 of Regulation D. In the offering, Sterling Seal and Supply, Inc. sold a total of 697,040 shares of common stock at $0.30 per share to 36 investors prior to the June 8, 2012 share exchange agreement for total proceeds of $209,112.

In June 2012, Sterling Consolidated Corp. conducted a private placement selling an additional 100,333 shares to 2 investors for a total investment of $30,100.

In December of 2012, Sterling Consolidated Corp. obtained an equity investment of $35,000 in exchange for 116,667 shares from one investor.

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This decrease can be explained by decreased revenues coupled with non-recurring costs related to the Company’s public offering.

Recent Developments

Sale of Cliffwood Beach Property

As previously disclosed on the Current Report on Form 8-K filed with the SEC on May 23, 2013, on April 29, 2013, the Company entered into a sales agreement to sell the Cliffwood Beach property. The sale price is for $650,000 and contains various contingencies. The property has a book value of $655,081 as of June 30, 2013.

SurePoint Investment Agreement

On August 19, 2013, we entered into the SurePoint Investment Agreement with SurePoint, pursuant to which SurePoint agreed to purchase shares of our common stock for an aggregate purchase price of up to $1,000,000.

The SurePoint Investment Agreement provides that we may, from time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, in our sole discretion, deliver a put notice to SurePoint which states the dollar amount that we intend to sell to SurePoint on a date specified in the put notice. The maximum investment amount per notice shall be no more than $50,000 worth of our common stock so long as such amount does not exceed 4.99% of the outstanding shares of the Company. The purchase price per share to be paid by SurePoint shall be calculated at a 10 percent (10%) discount to the average of the three lowest closing bid prices of the common stock during the five (5) consecutive trading days immediately prior to the receipt by SurePoint of the put notice. We have reserved 4,830,918shares of our common stock for issuance under the SurePoint Investment Agreement.

We plan to use the proceeds from the sale of the common stock under the SurePoint Investment Agreement for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

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Results of Operations

Comparison for the three months ended June 30, 2013 and 2012

Net Revenue

Net revenue increased by approximately $29,490 or approximately 2.0%, from $1,471,319 for the three months ended June30, 2012 to $1,500,809 for the three months ended June 30, 2013. This increase is due primarily to consistent sales, marketing and servicing of our existing accounts.

Total Cost of Sales

Cost of sales decreased by $60,840 or approximately 5.7%, from $1,076,737 for the three months ended June 30, 2012 to $1,015,897 for the three months ended June 30, 2012. The decrease in cost of sales was attributed to lower cost of raw materials due to reduced petroleum product prices.

Gross profit

Gross profit increased approximately $90,330, or approximately 22.9%, from $394,582 for the three months ended June 30, 2012 to $484,912 for the three months ended June 30, 2013. This increase can be attributed to the above described decrease in cost of sales combined with an increase net revenue.

Net Income

As a result of the above factors, net income was a loss of $107,451 for the three months ended June 30, 2013, as compared to net income of $38,327 for the three months ended June 30, 2012. This decrease of $145,778 or approximately 380% is attributed to an increase in Selling, General and Administrative expenses. The General and Administrative expenses increased primarily due to an increase in administrative and professional fees related to becoming a public company, an increase in stock-based compensation and an increase in salaries, travel and utilities.

Comparison for the six months ended June 30, 2013 and 2012

Net Revenue

Net revenue decreased by approximately $48,792 or approximately 1.5%, from $3,212,751 for the six months ended June 30, 2012 to $3,163,959 for the six months ended June 30, 2013. This decrease is due to a reduction in sales from one customer who is liquidating previously bought inventory offset by an increase in sales to other customers based on consistent sales, marketing and servicing of existing accounts.

Total Cost of Sales

Cost of sales decreased by $82,272 or approximately 3.6%, from $2,258,474 for the six months ended June 30, 2012 to $2,176,202 for the six months ended June 30, 2012. The decrease in cost of sales was attributed to lower cost of raw materials due to reduced petroleum product prices in the first half of the year.

Gross profit

Gross profit increased approximately $30,840, or approximately 3.2%, from $954,277 for the six months ended June 30, 2012 to $987,757 for the six months ended June 30, 2013. This increase can be attributed to the above described decrease in cost of sales slightly offset by a decease in net revenue.

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Net Income

As a result of the above factors, net income was $3,471 for the six months ended June 30, 2013, as compared to net income of $130,966 for the six months ended June 30, 2012. This decrease of $127,495 or approximately 97% is attributed to an increase in Selling, General and Administrative expenses. The General and Administrative expenses increased primarily due to an increase in administrative and professional fees related to becoming a public company, an increase in stock-based compensation and an increase in salaries, travel and utilities.

Liquidity and Capital Resources

Cash requirements for, but not limited to, working capital, capital expenditures, and debt repayments have been funded from cash balances on hand, revolver borrowings, loans from officers, notes payable and cash generated from operations.

At June 30, 2013, we had cash and cash equivalents of approximately $108,027 as compared to approximately $115,489 as of December 31, 2012, representing a decrease of $7,462. This decrease can be explained by net cash used from financing activities of $88,123, primarily attributed to paydown of notes payable of $60,368; and net cash provided by operating activities of $80,661 primarily attributed to an increase of other liabilities of $73,292 offset by an increase of inventory of $68,659. At June 30, 2013, our working capital was approximately $1,082,639.

The cash flow from operating activities increased from $43,719 for the six months ended June 30, 2012 to $80,661 for the six months ended June 30, 2013. This increase of $36,942 is primarily attributed to a reduction of paydown of accounts payable and an increase of other liabilities of $44,785.

The cash flow from financing activities decreased from net cash provided of $99,313 for the six months ended June 30, 2012 to net cash used of $88,123 for the six months ended June 30, 2013. This decrease is primarily attributed to a reduction of proceeds from the sale of common stock of $239,212 due to closing of the securities offering executed in the first quarter of 2012.

Bank Loans

There are three outstanding loans with PNC bank.  We secured a $950,000 mortgage in 2009 to refinance the Cliffwood Beach property, which currently is owned by ADDR Properties and is under a pending contract of sale.  The instrument is an interest rate swap for 15 years at 5.5%.

Additionally, Sterling Seal & Supply uses a Line of Credit from PNC Bank.  The total line is for $900,000 and the term is 3% above the 1 month LIBOR rate.  The balance outstanding as of June 30, 2013 was $834,591.

In September of 2012, Sterling Seal and Supply, Inc. refinanced its existing equipment loan with a private noteholder by taking out a term loan for $250,000 with PNC Bank. The loan has a four year term and pays interest at 3.9%.

A financial covenant requires that the Company does not have a "Debt Service Coverage Ratio" of less than 1.25 measured annually at fiscal year-end. "Debt Service Coverage Ratio is defined by the lender as: (Net Income + Depreciation Expense + Amortization Expense + Rent Expense + Other Non-Cash Items)/(Prior Year Current Portion of Long Term Debt + Interest Expense). If the financial covenant is not met, the lender has the right to call the loan and/or not renew the line of credit. The Company estimates it is currently in compliance with this financial covenant. Additionally, there is a cross default provision, whereby a default on either the line of credit, mortgage or equipment note payable would enable the bank to call any or all of the three loans. The bank has required that the company subordinate $1,200,000 of the loan outstanding to the Chairman, Angelo DeRosa until September 30, 2013.

There is no guarantee that PNC Bank would give the Company a waiver if it were to go into default on this financial covenant. If the Company were to default, all three bank loans could be called. If such an event were to occur, it could jeopardize the Company’s ability to operate and the Company’s assets would be at risk.

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Critical Accounting Policies and Estimates

The preparation of our Consolidated Financial Statements, in accordance with accounting principles generally accepted in the United States, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures pertaining to contingent assets and liabilities. Note 2, “Significant Accounting Policies,” to the Consolidated Financial Statements describes the significant accounting policies used to prepare the Consolidated Financial Statements. On an ongoing basis we evaluate our estimates, including, but not limited to, those related to bad debts, inventories, income taxes, and contingencies. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from our estimates.

We believe the following accounting policies and estimates are the most critical. Some of them involve significant judgments and uncertainties and could potentially result in materially different results under different assumptions and conditions.

Revenue recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of Sterling, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment of the product has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured.  For Integrity, revenue is recognized when the contracted goods arrive at their destination point. When revenues and expenses straddle a period end due to the time between shipment and delivery, a formula is employed to recognize a portion of the revenue to better match the expenses in the period.

Revenue is recognized at the date of service rendered to customers when a formal arrangement exists, the price is fixed or determinable, the services rendered, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At December 31, 2011, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

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Fair values of financial instruments

The carrying amounts reported in the consolidated financial statements for current assets and currently liabilities approximate fair value due to the short-term nature of these financial instruments. The carrying amount of long-term loans approximates fair value since the interest rate associated with the debt approximates the current market interest rate.

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures”, which establishes a single authoritative definition of fair value and a framework for measuring fair value and expands disclosure of fair value measurements for both financial and nonfinancial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost). For purposes of ASC 820-10-15, nonfinancial assets and nonfinancial liabilities would include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in ASC-820-10-15-15-1A.

Stock-based compensation

The Company records stock-based compensation at fair value of the stock provided for services. The Company currently does not have any issued and outstanding stock options or other derivatives.

Recent Accounting Pronouncements

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310) A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring”. The update clarifies the guidance on a creditor’s evaluation of whether it has granted a concession as well as clarifying the guidance when a creditor’s evaluation of whether a debtor is experiencing financial difficulties. The guidance clarifies when a Company should record impairment due to concessions or the financial difficulties of the debtor. The new standard is effective for fiscal years and interim periods ending after June 15, 2011. The guidance should be applied retrospectively to restructurings occurring on or after the beginning of the fiscal year of adoption. The adoption did not have a material effect on the Company’s consolidated financial position or results of operations.

In April 2011, the FASB issued ASU 2011-03, “Transfers and Servicing (Topic 860) Reconsideration of Effective Control for Repurchase Agreements”. ASU 2011-03 applies to transactions where the seller transfers financial assets that both entitle and obligate the transferor to repurchase or redeem the financial assets before their maturity. The amendments in this guidance remove from the assessment of effective control the criteria requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms even in the event of default by the transferee and the collateral maintenance guidance related to that criterion. The new standard is effective for fiscal years and interim periods ending after December 15, 2011 and should be applied on a prospective basis. The adoption does not have a material effect on the Company’s consolidated financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”. The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”). This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This amendment will be effective for the Company on January 1, 2012. Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

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In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU 2011-05, “Comprehensive Income (Topic 220), and Presentation of Comprehensive Income”. ASU 2011-05 amends the presentation of other comprehensive income and the Statement of Consolidated Operations. Under this amendment, entities will be required to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Regardless of which reporting option is selected, the Company is required to present on the face of the financial statements, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements where the components of net income and the components of other comprehensive income are presented. The current option to report other comprehensive income and its components in the statement of changes in equity has been eliminated. This amendment will be effective for the Company on January 1, 2012 and full retrospective application is required. The Company does not anticipate that this amendment will have a material impact on its financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada as Oceanview Acquisition Corp on January 31, 2011. On May 18, 2012, we amended our Articles of Incorporation to change our name to Sterling Consolidated Corp. We are a holding company, and all of our operations are conducted through our four subsidiaries: Sterling Seal & Supply, Inc. (“Sterling Seal”), ADDR Properties, LLC (“ADDR”), Q5 Ventures, LLC (“Q5”), and Integrity Cargo Freight Corporation (“Integrity”). In June 2012, these four entities became subsidiaries of the Company through an Equity Exchange Agreement by which the shareholders of Sterling Seal, ADDR, Q5, and Integrity became shareholders of the Company and in exchange the Company received all of the authorized and outstanding shares of Sterling Seal, ADDR, Q5, and Integrity.

Sterling Consolidated Corp. conducts its entire business through its four subsidiaries. Each subsidiary is responsible for a specific business function of the Company. For clarity, an organizational chart of the Company is provided below.

Equity Exchange Agreement

On June 8, 2012, we executed an equity exchange agreement with Sterling Seal, ADDR, Q5 and Integrity. Under this exchange agreement, Sterling Consolidated Corp became the holding company and obtained 100% interest in each of the four consolidating entitles: Sterling Seal and Supply, Inc., ADDR Properties LLC, Integrity Cargo Freight Corporation and Q5 Ventures LLC. As consideration for the transfer of the equity interests of Sterling, ADDR, Q5 and Integrity, we agreed to issue a total of 33,817,040 shares of our common stock to the shareholders of Sterling, ADDR, Q5 and Integrity. Specifically, we issued shares as follows:

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(A)	1,080,000 shares of common stock to the ADDR Members, of which:

i.	540,000 shares of common stock were issued to Angelo DeRosa,

ii.	270,000 shares of common stock were issued to Darleen DeRosa, and

iii.	270,000 shares of common stock were issued to Darren DeRosa;

(B)	1,500,000 SC Shares to the Integrity Shareholders, of which:

i.	750,000 shares of common stock were issued to Angelo DeRosa, and

ii.	750,000 shares of common stock were issued to Darren DeRosa;

(C)	540,000 SC Shares to the Q5 Members, of which:

i.	270,000 shares of common stock were issued to Kaveeta DeRosa, and

ii.	270,000 shares of common stock were issued to Darren DeRosa; and

(D)	30,697,040 SC Shares to the Sterling Seal Shareholders, of which:

i.	15,000,000 shares of common stock were issued to Angelo DeRosa,

ii.	15,000,000 shares of common stock were issued to Darren DeRosa, and

iii.	697,040 shares of common stock were issued to the Private Placement Shareholders.

After execution of the exchange agreement and coupled with shares sold in two private offerings and other issuances to consultants for services rendered, as of January 31, 2013, Sterling Consolidated Corp had a total of 37,074,040 shares outstanding, which consist of the following:

-	33,817,040 shares of common stock issued in the exchange agreement;

-	2,880,000 shares of common stock retained by existing shareholder of Sterling Consolidated Corp.; 160,000 shares issued to Anslow & Jaclin, LLP and Delaney Equity Group for services rendered;

-	100,333 shares of common stock sold in a June 2012 private placement; and 116,667 shares of common stock sold in a December 2012 private placement.

A copy of the Equity Exchange Agreement is incorporated by reference to Exhibit 10.1 to the registration statement on Form S-1 filed with the SEC on August 10, 2012.

Private Placements

In January of 2012, Sterling Seal and Supply, Inc. conducted a private placement under Rule 506 of Regulation D. In the offering, Sterling Seal and Supply, Inc. sold a total of 697,040 shares of common stock at $0.30 per share to 36 investors prior to the June 8, 2012 share exchange agreement for total proceeds of $209,112.

In June 2012, Sterling Consolidated Corp. conducted a private placement selling an additional 100,333 shares to 2 investors for a total investment of $30,100.

In December of 2012, Sterling Consolidated Corp. obtained an equity investment of $35,000 in exchange for 116,667 shares from one investor.

Other Issuances

In August 2012, the Company issued an aggregate of 160,000 shares for professional services rendered. These shares include 150,000 shares issued to Delaney Equity Group for consulting services and 10,000 issued to Anslow & Jaclin, LLP for legal services.

Sterling Seal & Supply, Inc.

Our largest subsidiary is Sterling Seal & Supply, Inc. (“Sterling Seal”), a New Jersey corporation which was incorporated in 1997. Its predecessor was Sterling Plastic & Rubber Products, Inc., incorporated in New Jersey founded in 1970. Sterling Seal engages primarily in the distribution and sale of O-rings, rubber seals, oil seals, custom molded rubber parts, custom Teflon parts, Teflon rods, O-ring cord, bonded seals, O-ring kits, and stuffing box sealant.

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Sterling Seal is a distributor of O-rings. O-rings are one of the simplest, yet most engineered, precise, and useful seal designs. They are one of the most common and important elements of machine design. O-rings and the other products that Sterling Seal sells are used in a wide variety of industries, including automotive, pump, transmissions, oil and energy, machinery, and packaging. These products are utilized primarily as seals to prevent leakage of liquids or air. Most of the products carried by Sterling Seal are made of rubber, but some are coated and the rubber compound can change upon customer request.

Sterling Seal sells directly to smaller distributors and original equipment manufacturers in need of seals. It offers a catalogue of standard sizes, and will take orders for special sizes not available in the standard catalogue. In order to satisfy the needs of our customers and stay competitive, Sterling Seal always maintains a wide variety of products in substantial quantities at its main warehouse in Neptune, New Jersey, as well as its other facilities in the United States. The products that we hold in inventory at our warehouse are standard products that are most often ordered. If a customer orders a product that is not in our inventory, we will have to order the product from one of our suppliers in China.

We have approximately 3,300 customers that place orders with us for the delivery of o-ring or similar products. Our largest customer is Freudenberg who sells replacements kits to John Deer and Harley Davidson, among many other companies. Other automotive customers are Precision International and Sonnax Transmissions.  We stock a variety of rubber seals to service pool filter and pump manufacturers.  We also distribute our products to many resellers of replacement parts and pool stores.  Bay State Pool and Horizon Pool and Spa are two of our larger accounts in the pool industry.

A large portion of our customer base services the plumbing and industrial industries.  These accounts include, Fastenal, Kaman Industrial and Eastern Industrial.  They are localized to service a wide range of products, but they purchase O-Rings and rubber seals from Sterling.

Sterling Seal receives Requests for Quotations electronically and by fax daily from its various customers. The sales force then reviews each request, and responds with a “quoted” price for delivery and price. If such a quote is accepted, the customer responds with a Purchase Order for a specific price and delivery.

After a Purchase Order is accepted and we do not have the ordered product in our inventory, we then contact one of our fifteen different suppliers. All of our suppliers are located in China. In determining which suppliers to use, we look for suppliers that deliver quality products in a timely manner. We do not have any long term contracts with any of our suppliers. The following is the list of our 10 largest principal suppliers:

-	Progum Elastomer Technology Co., Ltd.

-	Ivy Seals Group Corp.

-	Ge Mao Rubber Ind. Co.

-	Escort Seals

-	Rubber Best Industry Corp.

-	Wyatt Seal, Inc.

-	Best Ring Industrial

-	Supaseal Ltd.

-	Goodway Rubber Ind Co Ltd

-	AnySeals, Inc.

O-ring and rubber seals are generally considered commodities, meaning that such goods are fungible and there is little if any distinction between the various producers and suppliers of the products. None of the products sold by Sterling Seal are under patent and there are no intellectual property or licensing issues. Sterling Seal sets itself apart from other similarly situated companies though the variety and quality of its inventory, the price point at which it sells its various products, and its ability to deliver products to customers on time. The time it takes us to deliver the ordered product to a customer will mainly depend on whether we have it in inventory or need to order it from a supplier in China. If we have it in inventory, we can package, ship and distribute the product within two (2) business days.

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When orders arrive at Sterling Seal, we ship the products to our customer and invoice on a 45-day basis.

Integrity Cargo Freight Corporation

Our subsidiary, Integrity Cargo Freight Corporation (“Integrity”) is a freight forwarding business. They are primarily responsible for transporting products we order from our suppliers back to our warehouse in Neptune, NJ. After Sterling Seal confirms from its supplier that a product is ready to be picked up, Integrity Cargo is responsible for picking up the products and getting them to the dock and delivered to the Sterling Seal warehouse.

Integrity shares a facility with Sterling Seal and manages the importation of Sterling Seal’s products and its exports to various countries. Currently eighty percent (80%) of Sterling Seal’s imports come from Asia, and ten percent (10%) of the Company’s sales are exported to various countries. However, all payables are billed and collected in USD, so Sterling does not bear any foreign exchange risk on open payables.

We incorporated Integrity in order to vertically integrate our operations and not have to rely on third parties to deliver our products from the supplier. This has resulted in quicker delivery and more predictable delivery times.

This provides the Company with a competitive advantage over other importers of O-rings and seals as we can utilize our own freight company and consolidate our operations. As a result, the Company is able to provide lower prices to its customers. This also provides us with a much greater level of control over our shipping, which expedites lead times and deliveries to our customers.

Entering the freight forwarding market has provided the Company with a competitive advantage as compared with other importing distributors of rubber O-Rings. By having the ability to utilize our own freight company, we are able to consolidate shipments from various sources and ship as frequently as needed, which has resulted in improved efficiencies and delivery times.

Integrity also performs freight forwarding services for third party customers. Integrity currently has about twenty (20) customers that it performs freight forwarding services for. However, roughly fifty percent (50%) of its revenues derive from freight forwarding for Sterling Seal.

Integrity shares a facility and certain overhead costs such as information technology with Sterling Seal, so both entities have lower operational costs due to economies of scale.

ADDR Properties, LLC.

ADDR Properties, LLC (“ADDR”) is one of our two subsidiaries that owns real property. ADDR owns a 28,000 square foot facility in Neptune, NJ. Roughly ninety percent (90%) of this property is used by Sterling Seal as its principal executive office and primary warehouse. The remaining 3,000 square feet of this facility is rented out to the Children’s Center of Monmouth. The current lease agreement with the Children’s Center of Monmouth is for three (3) years at $2,000 per month and expires in August 2014.

A copy of the lease agreement with the Children’s Center of Monmouth is incorporated by reference to Exhibit 10.2 to Form S-1 filed with the SEC on December 13, 2012.

ADDR also owns another property in Cliffwood Beach, NJ (the “ADDR Property”), which was Sterling Seal’s former principal office. It is currently being rented out to four different tenants, who occupy about sixty-five percent (65%) of the property. The remaining thirty-five percent (35%) of the property is currently vacant, and ADDR is actively seeking out suitable tenants. Two of the four tenants have oral contracts with ADDR and rent the property on a month to month basis. Total rent received from the ADDR Property is $3,550 per month. On April 29, 2013, the Company entered into a sales agreement to sell the Cliffwood Beach property. The sale price is for $650,000 and contains various contingencies. The property has a book value of $655,081 as of June 30, 2013.

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A copy of the lease agreements with the four different tenants is incorporated by reference to Exhibit 10.2 to the registration statement on Form S-1 filed with the SEC on December 13, 2012.

Q5 Ventures, LLC

Q5 Ventures, LLC owns a 5,000 square foot facility in Apopka, Florida, which is used by Sterling Seal for its Florida operations. This facility was specifically built for Sterling Seal’s operations. The lease is effective through January 1, 2013 and Sterling Seal pays Q5 rent in the amount of $5,000 per month.

Competition and Our Competitive Strengths

Rubber is the raw material that we are dependent on in our business. In order to compete in the US, a supplier must import from China. This is due to the fact that manufacturing rubber is a labor intensive project and labor costs are significantly cheaper in China than they are in the United States.

There is a lot of competition in the US for seals and products that we distribute. In order to establish competitive prices, we purchase large quantities of product at a time. It would be too costly for smaller companies or our customers to circumvent us by buying directly from the supplier because the prices are much higher for smaller orders. Importation costs are also high and add to the overall cost of the product.

This is a competitive advantage for us because we are a larger company that has the cash and other resources that enables us to hold inventory at our warehouse. This helps us maintain a competitive advantage because not only do we have the ability of reducing our costs, we can also decrease the amount of time it takes to deliver orders to our customers, provided that we have the product in our warehouse. Stockpiling an inventory also requires capital. Currently, we have over two million dollars in inventory to service our current customers’ demands.

For some of our customers, there is a cost incurred as a result of switching from Sterling Seal as a supplier. Because Sterling Seal is an approved supplier for many of our industrial and commercial customers, while other suppliers may not be approved, our customers could face increased costs as a result of switching to another supplier's product. For certain customers, in order to switch from an approved supplier, the product must be tested and approved. In the automotive industry the factories have to be audited and approved in addition to the distributor and their products. Because of the potential for increasing costs, our current customers are unlikely to abandon us.

In addition, many of our customers place small orders throughout the year. It takes a long time to build the business to cover overhead costs. For this reason, it is difficult for a supplier to enter into our industry. Most of Sterling Seal’s accounts are repeat customers with consistent demands for O-rings and custom-molded rubber.

Once we have the product in our warehouse, either if it is already in inventory or if we just received the shipment of the product from China, the Company is able to cost-effectively distribute products to local markets across the United States within two (2) business days because we have established multiple distribution factories over the course of our years of operating. This helps to expedite deliveries and reduce costs. This also gives us an advantage over our competitors. In addition, the vertical integration of our freight forwarding business, Integrity, with our primary operations through Sterling Seal helps us deliver products more cost-effectively.

We currently have relationships with domestic and international distributors. The Company intends to increase sales through acquisitions and investing in complementary corporations.

Seasonality and Cyclical Nature of Business

We do not experience much seasonality or cyclical nature to our business. Our sales are consistent from month to month. However, we do experience a slight increase in volume at the beginning of the year because most of our customers have a budget and cash available to purchase products for the entire year. Also, during the summer months our sales are a little slower due to factory shutdowns and increased vacations by purchasing agents.

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Patents, Trademarks, and Licenses

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Research and Development Activities and Costs

We are a supplier and distributor of products and, therefore, do not incur any research and development and have no plans to undertake any research and development activities during the next year of operations.

Government Regulation

We are not aware of the need for any governmental approvals of our products. Since we utilize contract manufacturers, regulations will be the responsibility of the contract manufacturers.  Before entering into any manufacturing contract we determine that the manufacturer has met all government requirements.

Environmental Laws (federal, state and local)

We do not believe that we will be subject to any environmental laws either state or federal.  Any laws concerning manufacturing and shipping will be the responsibility of the contract manufacturer.

Marketing

We currently have relationships with several companies located in the United States and overseas. The Company markets its products primarily through word of mouth and referrals from its customers.  We attend several trade shows during the course of the year specifically to market our products. We routinely attend the SEMA show in Las Vegas, NV which is one of the largest supplier shows of its kind for the automotive market.  In addition, we supply distributors and end users with the product necessary for steering wheels and transmissions kits.  Our largest customer is Freudenberg who sells replacements kits to John Deer and Harley Davidson, amongst many other companies. Other automotive customers are Precision International and Sonnax Transmissions.

Another trade show is the Atlantic City Pool and Spa show.  We stock a variety of rubber seals to service the pool filter and pump manufacturers.  We also distribute our products to many resellers of replacement parts and pool stores.  Bay State Pool and Horizon Pool and Spa are two of our larger accounts in the pool industry.

A large portion of our customer base services the plumbing and industrial industries.  These accounts include, Fastenal, Kaman Industrial and Eastern Industrial.  They are localized to service a wide range of products, but they purchase O-Rings and rubber seals from Sterling Seal.

The marketing for ADDR and Q5, specifically the location of tenants, is through real estate agents.  The current agent of record for both companies is Sheldon Gross Realty, 80 Main Street, West Orange, New Jersey.

Integrity Cargo markets through direct sales and referrals only.

Employees

As of August 16, 2013, we have 19 full time employees. Our employees consist of: (i) salespersons; (ii) management and administrative; and (iii) warehouse and shipping operators.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 1105 Green Grove Road, Neptune, New Jersey 07753, and our telephone number is (732) 918-8004. This facility is owned by our subsidiary, ADDR, and also serves as the principal executive office for each of our other subsidiaries.

Q5 owns a facility at 541 Johns Road, Apopka, Florida 32703. Sterling Seal currently leases this property from Q5 for $5,000 per month until January 1, 2013.

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In addition, we have a sales office located at 48 High Street, Norwell, Massachusetts 02061. This is a home office owned by 3 of our employees. We do not have a lease agreement or pay rent for them to use this as a home office.

ADDR also owns a property in Cliffwood Beach, NJ but it is not currently occupied or used by us. We rent it out to 4 tenants. A copy of the lease agreements is incorporated by reference to Exhibit 10.2 on Form S-1 filed with the SEC on December 13, 2012. On April 29, 2013, the Company entered into a sales agreement to sell the Cliffwood Beach property. The sale price is for $650,000 and contains various contingencies. The property has a book value of $655,081 as of June 30, 2013.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name and age of officers and director as of August 16, 2013. Our Executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Angelo DeRosa	70	Chairman of the Board
Darren DeRosa	39	Chief Executive Officer
Scott Chichester	43	Chief Financial Officer

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Angelo DeRosa, Chairman of the Board

Angelo DeRosa founded the Company’s predecessor entity, Sterling Plastic & Rubber Products, Inc. in 1970. Angelo currently serves as Chairman of the Board of the Directors of the Company and is responsible for the financing and overall management of the entire organization. He also maintains key relationships with customers, banking institutions and industrial affiliations. Angelo studied Business Administration while attending Fairleigh Dickinson University. He is currently involved in multiple charitable organizations, including serving as treasurer of the Holmdel First Aid.

Darren DeRosa, Chief Executive Officer

Darren DeRosa has served as the chief executive officer of the Company since 2000. Darren runs the day-to-day operations of the Company, including managing business development projects in information technology, logistics and human resources, and seeking out potential acquisition targets. Darren earned a B.A. in Economics from Dickinson University and an M.B.A. from Monmouth University.

Scott Chichester, Chief Financial Officer

Scott R. Chichester CPA is the proprietor of Scott R. Chichester CPA, a New York City based accounting, tax and consulting firm.  Mr. Chichester is experienced in taxation, capital formation and the financial services industry. He focuses his practice in the following areas: (i) corporate taxation; (ii) financial statement preparation and (iii) consulting.  His most recent consulting engagement has been for the City of New York.

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Prior to establishing the firm in 2001, Mr. Chichester worked in the financial services division as an auditor for Ernst & Young in New York City until 1994 when he passed the CPA exam.  Mr. Chichester then spent 5 years as an accountant in the Equities Controllers Division at Goldman Sachs Group LP.

Within the last 5 years, Mr. Chichester CPA (Since 2001); Founder DirectPay USA LLC (Since 2006)  (payroll company); CFO of Ong Corporation (2002-2008) (technology company)  Founder Madison Park Advisors LLC(since 2010) (advisory services). None of these companies are a parent, subsidiary or other affiliate of the registrant.

Other directorships held during the last 5 years:  Global X Funds (2008-present) (ETF fund complex); 31 funds.  None of the funds in the fund complex are a parent, subsidiary or other affiliate of the registrant; Bayview Acquisition Corp (2010-August 13, 2012).

Identification of Certain Significant Employees

Fred Zink, President of Sterling Seal and Supply, Inc.,

Fred Zink, 64, has served as President of Sterling Seal and Supply, Inc. since 2008.  All of the divisional Vice Presidents report directly to Mr. Zink.  He is also responsible for all activities related to human resources, accounting and productivity.  Mr. Zink also manages the sales and support staff for Sterling Seal for the southeast region.  Mr. Zink graduated from Mount Wachusett Community College in 1969 with an associate’s degree in Business Administration.

Mr. Zink has worked for Sterling Seal and no other employers for the past five. Additionally, he has never held any other directorships.

Family Relationship

The Company’s Chairman, Angelo DeRosa, is the father of the Company’s Chief Executive Officer, Darren DeRosa.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. Each of our directors has attended all meetings either in person or via telephone conference. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are not required to comply with Section 16 of the Exchange Act.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2011 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Totals ($)
Darren DeRosa,	2012	$106,000	0	0	0	0	0	0		$106,000.00
Chief Executive Officer	2011	$106,000	0	0	0	0	0	0		$106,000.00
Scott Chichester,	2012	$0	0	0	0	0	0	7,865	(2)	$7,865
Chief Financial Officer (1)	2011	$0	0	0	0	0	0	0		$0

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(1)	Scott Chichester was hired by the Company on January 1, 2012.

(2)	Compensation for tax preparation services in connection with Company’s tax filings.

Outstanding Equity Awards at Fiscal Year-End Table

There were no outstanding equity awards for the year ended December 31, 2012.

Compensation of Directors

The following table provides information for 2012 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2012. Other than as set forth in the table, to date we have not paid any fees to or, except for reasonable expenses for attending Board and committee meetings, reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name and Principal Position	Year	Fees Earned ($)	Stock Awards ($)	All Other Compensation ($)	Totals ($)
Angelo DeRosa,	2012	$10,000			$10,000
Chairman of the Board	2011	$4,950			$4,950

Employment Agreements

Currently, we do not have any employment agreement in place with any of our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of August 16, 2013, of our common stock by officers and directors, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of August 16, 2013, there were 37,199,040 common shares issued and outstanding. All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Name	Number of Shares Beneficially Owned		Percent of Class (1)
Angelo DeRosa (2) 1105 Green Grove Road Neptune, New Jersey 07753	16,560,000	(5)	44.52%

Darren DeRosa (3) 1105 Green Grove Road Neptune, New Jersey 07753	16,560,000	(6)	44.52%

Scott R. Chichester (4) 676a 9th Ave. Ste 239 New York, NY 10036	1,027,000		2.76%

All Executive Officers and Directors as a group (3 persons)	34,147,000		91.80%

*	less than 1%

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(1)	Based on 37,199,040 shares of common stock outstanding as of August 16, 2013.

(2)	Angelo DeRosa is the Chairman of the Board of the Company.

(3)	Darren DeRosa is the Chief Executive Officer of the Company.

(4)	Scott Chichester is the Chief Financial Officer of the Company.

(5)	Includes 16,290,000 shares issued to Angelo DeRosa and 270,000 shares issued to Darleen DeRosa who is his wife.

(6)	Includes 16,290,000 shares issued to Darren DeRosa and 270,000 shares issued to Kaveeta DeRosa who is his wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following is a description of transactions since January 1, 2011 to which the Company has been a party in which the amount involved exceed or will exceed $120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which any of the person who serves as our director and executive officer or with any beneficial owners of more than 5% of our common stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Our principal executive office is located at 1105 Green Grove Road, Neptune, New Jersey 07753, and our telephone number is (732) 918-8004. This facility is owned by our subsidiary, ADDR, and was paid $65,000 of rent in 2012 and also serves as the principal executive office for each of our other subsidiaries.

In addition, we have a sales office located at 48 High Street, Norwell, Massachusetts 02061. This is a home office owned by 3 of our employees. We do not have a lease agreement or pay rent for them to use this as a home office.

Sterling Seal rents its principal executive office and warehouse in Neptune, New Jersey from ADDR for $10,000 per month. The rental is on a month-to-month basis.

In November 2010, ADDR borrowed $503,333 from Sterling Seal for part of the purchase price of the facility in Neptune, New Jersey that is the Company’s current principal executive office. This loan bears an annual interest rate 3% and there are no specified repayment terms. The balance of principal and related accrued interest at December 31, 2011 was $518,333.

Sterling Seal rents its Apopka, Florida office and warehouse space from Q5, for $5,000 per month, under a one year-lease term, renewable annually. Q5 has an unsecured note with the Company which bears interest at 4%, annually. There are no specified repayment terms. The balance of principal and accrued interest at December 31, 2011 was $719,936.

Integrity utilizes office space and equipment of Sterling Seal and pays rent to Sterling Seal of $1,000 per month.

Throughout the history of the Company, the Chairman, Angelo DeRosa has periodically loaned the company money. As of December 31, 2012 this culminated in a total amount due to Mr. DeRosa of $1,585,921. The loan has a twenty year term maturing on December 31, 2031 and calls for principal and simple interest to be paid at various yearly intervals at the rate of 3%.

In December of 2011, Angelo DeRosa, Chairman, committed to contribute to ADDR, land and a building with an adjusted cost basis of $672,715. Title to this property was formally transferred to ADDR on November 13, 2012.

Additionally, $48,790 in interest and $40,049 of principal was repaid on Mr. DeRosa’s loan to the Company.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

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●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Angelo DeRosa is not considered independent because he is the father of the Company’s Chief Executive Officer, Darren DeRosa.

We do not currently have a separately designated audit, nominating or compensation committee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

THE SELLING STOCKHOLDER

The following table presents information regarding the selling stockholder.  Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

Selling Stockholder	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering	Shares to be Issued in the Offering Assuming The Company Issues The Maximum Number of Shares Under the Purchase Agreement		Percentage of Outstanding Shares Beneficially Owned After Offering
SurePoint Capital Management LLC	125,000	(2)	*	4,955,918	(3)	*	%

* denotes less than 1% interest.

(1)	Gregg Russo is deemed to be the beneficial owner of all of the shares of common stock owned by SurePoint. Gregg Russo has shared voting and disposition power over the shares being offered under this prospectus.
(2)	This is the 125,000 Commitment Shares that have been issued in connection with the Investment Agreement with SurePoint Capital Management, LLC.

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(3)	This number includes 4,830,918 shares of common stock, the maximum number of shares to be sold in the offering, plus the 125,000 commitment shares that the Company has issued to SurePoint under the SurePoint Investment Agreement.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by SurePoint, the selling stockholder.  The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•	Ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

SurePoint is an “underwriter” within the meaning of the Securities Act.

Neither we nor SurePoint can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between SurePoint or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents.  We have also agreed to indemnify SurePoint and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

SurePoint and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the SurePoint Investment Agreement. SurePoint has not engaged in any short selling or hedging activities with regard to our securities and does not intend to use the Commitment Shares or any other securities obtained under the Investment Agreement to close out any underlying short positions.

We have advised SurePoint that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered by this prospectus.

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We have advised SurePoint that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered by this prospectus.

DESCRIPTION OF SECURITIES

General

We are currently authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are currently authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. Currently we have 37,199,040 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share.  Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow + Jaclin, LLP, Manalapan, New Jersey.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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The financial statements as of December 31, 2012 included in this prospectus and the registration statement have been audited by Sam Kan & Company, CPA, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

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STERLING CONSOLIDATED CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2013	2012

ASSETS	Unaudited
Current assets
Cash and cash equivalents	$108,027	$115,489
Account receivable, net	843,066	871,132
Inventory, net	2,376,072	2,307,413
Notes receivable	43,201	40,601
Investment	100	75
Other current assets	-	-
Total current assets	3,370,466	3,334,710

Property and equipment, net	2,628,691	2,684,299
Intangible asset, net	-	-
Deferred tax asset	7,776	7,776

Total assets	$6,006,933	$6,026,785

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,100,151	$1,139,681
Notes payable (current portion)	138,031	130,905
Notes payable related party (current portion)	50,083	62,151
Bank line of credit	834,591	839,591
Interest rate swap contract	14,708	1,724
Other liabilities	150,263	76,971
Total current liabilities	2,287,827	2,251,023

Other liabilities
Notes payable	833,267	900,761
Notes payable (related party)	1,606,865	1,614,952
Total other liabilities	2,440,132	2,515,713

Total liabilities	4,727,959	4,766,736

Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares issued	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 37,199,040 shares issued and outstanding as of June 30, 2013 and December 31, 2012;	37,199	37,074
Subscription receivable	-	-
Accumulated other comprehensive loss	(14,708)	(1,724)
Additional paid-in capital	1,203,392	1,175,079
Retained earnings	53,091	49,620
Total stockholders' equity	1,278,974	1,260,049

Total liabilities and stockholders' equity	$6,006,933	$6,026,785

See accompanying notes to condensed consolidated financial statements

F-1

STERLING CONSOLIDATED CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2013	2012	2013	2012

Revenues
O-rings and rubber product sales	$1,448,750	$1,382,072	$3,076,636	$3,123,504
Freight services	42,039	57,101	64,253	57,101
Rental services	10,020	32,146	23,070	32,146
Total revenues	$1,500,809	$1,471,319	$3,163,959	$3,212,751

Cost of sales
Cost of goods	939,521	1,012,671	2,039,343	2,124,045
Cost of services	76,376	64,066	136,859	134,429
Total cost of sales	1,015,897	1,076,737	2,176,202	2,258,474

Gross profit	484,912	394,582	987,757	954,277

Operating expenses
Sales and marketing	11,356	10,293	24,977	20,731
General and administrative	614,174	270,469	922,438	677,089
Total operating expenses	625,530	280,762	947,415	697,820

Operating income (loss)	(140,618)	113,820	40,342	256,457

Other income and expense
Other income	3,312	10,124	7,610	20,227
Other expense	-	-	-	-
Interest expense	(32,854)	(18,330)	(62,234)	(55,271)
Total other expense	(29,542)	(8,206)	(54,624)	(35,044)

Income (loss) before provision for income taxes	(170,160)	105,614	(14,282)	221,413

Provision for income taxes	(62,709)	67,287	(17,753)	90,447

Net income (loss)	(107,451)	38,327	3,471	130,966

Other comprehensive income (loss)
Unrealized gain (loss) on interest rate swap contract	4,622	-	(12,984)	(4,699)
Comprehensive income (loss)	$(102,829)	$38,327	$(9,513)	$126,267

Net income (Loss) per share of common stock:
Basic and diluted	$(0.00)	$0.00	$0.00	$0.00

Weighted average number of shares outstanding
Basic and diluted	37,097,521	36,687,700	37,074,040	36,643,134

See accompanying notes to condensed consolidated financial statements

F-2

STERLING CONSOLIDATED CORP

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

From December 31, 2010 to June 30, 2013

	Common Stock		Subscription	Additional Paid-in	Retained	Accumulated Other Comprehensive
	Shares	Amount	Receivable	Capital	Earnings	Loss	Total
Balance, December 31, 2010 (Restated)	33,120,000	$33,120	-	$79,425	$(216,351)	$(37,269)	$(141,075)

Distribution to shareholders	-	-	-		(45,000)	-	(45,000)
Stock issued for services	2,880,000	2,880					2,880
Shareholder contribution of property	-		(672,715)	672,715	-	-	-
Contribution of tax effect related to C-corp conversion				105,659			105,659
Other comprehensive loss	-	-	-		-	(11,567)	(11,567)
(2) Eliminate retained earnings of Sterling Consolidated Corp. prior to acquisition				(3,858)	3,858		-
Net income, year ended December 31, 2011	-	-	-		247,313	-	247,313
Balance, December 31, 2011 (Restated)	36,000,000	$36,000	$(672,715)	$853,941	$(10,180)	$(48,836)	$158,210
Stock sold for cash	914,040	914		273,298			274,212
Stock issued for services	160,000	160		47,840			48,000
Receipt of subscribed property			672,715				672,715
Net Income for the year ended December 31, 2012					59,800		59,800
Other comprehensive loss						47,112	47,112
Balance, December 31, 2012	37,074,040	$37,074	-	$1,175,079	$49,620	$(1,724)	$1,260,049

Stock issued for services	125,000	$125		$28,313			28,438
Net income for the 6 months ended June 30, 2013					3,471		3,471
Other comprehensive loss						(12,984)	(12,984)
	37,199,040	$37,199	$-	$1,203,392	$53,091	$(1,724)	$1,278,974

See accompanying notes to consolidated financial statements

F-3

STERLING CONSOLIDATED CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,	June 30,
	2013	2012
Cash flows from operating activities
Net Income	$3,471	$130,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	55,608	53,487
Stock issued for services	28,438	-
Changes in operating assets and liabilities:
Account receivable	28,066	145,802
Inventory	(68,659)	(29,593)
Other assets	(25)	(37,061)
Accounts payable and accrued interest payable	(39,530)	(243,690)
Other liabilities	73,292	23,808
Net cash used in operating activities	80,661	43,719

Cash flows from investing activities
Net cash used in investing activities	-	-

Cash flows from financing activities
Net paydown on bank line of credit	(5,000)	(20,000)
Payments on notes payable	(60,368)	(70,010)
Net loan paid- related party	(20,155)	(49,889)
Proceeds from sale of common stock		239,212
Advances to employees	(2,600)	-
Net cash provided by used in by financing activities	(88,123)	99,313

Net change in cash and cash equivalent	(7,462)	143,032

Cash and cash equivalent at the beginning of period	115,489	29,676

Cash and cash equivalent at the end of period	$108,027	$172,708

Supplemental disclosures of cash flow Information:
Cash paid for interest	$61,827	$55,271
Cash paid for taxes	$750	$750

Supplemental non-cash investing and financing activities:
	$	$-

See accompanying notes to condensed consolidated financial statements

F-4

STERLING CONSOLIDATED CORP AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2013

NOTE 1 – BASIS OF PRESENTATION

The accompanying interim financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of and for the period ended June 30, 2013, and for all periods presented herein, have been made.

F-5

STERLING CONSOLIDATED CORP AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2013

NOTE 1 – BASIS OF PRESENTATION (CONTINUED)

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2012 audited financial statements.  The results of operations for the periods ended June 30, 2013 and June 30, 2012 are not necessarily indicative of the operating results for the full years.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The accounting policies applied by the Company in these condensed interim financial statements are the same as those applied by the Company in its audited consolidated financial statements as at and for the year ended December 31, 2012.

There have been no changes in the Company's significant accounting policies for the periods ended June 30, 2013 as compared to those disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate our estimates, including those related to the accounts receivable and sales allowances, fair values of financial instruments, useful lives of intangible assets and property and equipment, inventory valuations, income taxes, and contingent liabilities, among others. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Basic and Diluted Earnings (Loss) per Share

The computation of basic earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. The computation of fully diluted earnings (loss) per share includes common stock equivalents outstanding at the balance sheet date. The Company had no stock options and warrants that would have been included in the fully diluted earnings per share for the three and six month periods ended June 30, 2013 and 2012, respectively.

NOTE 3- STOCK ISSUANCE

On May 28, 2013 the Company entered into an agreement whereby it can “put” stock to a hedge fund at a 10% discount to the average of the lowest 3 bids during a 5 day lookback period. This stock is currently pending registration via an S-1 registration statement filing with the Securities & Exchange Commission. As an integral part of this Agreement, the Company has issued 125,000 shares of common stock at $0.2275/share as a commitment fee to the counterparty. $28,438 has been charged to operations for the quarter ended June 30, 2013.

NOTE 4- SALE OF CLIFFWOOD BEACH PROPERTY

In the second quarter of 2013 the Company entered into a sale contract for its former headquarters, in Cliffwood Beach. The Company has a book value of $655,081 and the contract price is $650,000.

F-6

Sam Kan & Company
1151 Harbor Bay Pkwy., Suite 202
Alameda, CA 94502
Phone: 510.355.0492
Fax: 866.828.1446
http://www.skancpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Sterling Consolidated Corp and Subsidiaries

We have audited the accompanying consolidated balance sheets of Sterling Consolidated Corp and Subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 13 to the financial statements, the Company has restated the consolidated financial statements for the years ended December 31, 2011 due to the reverse merger activity with Oceanview Acquisition Corporation. Also, the Company changed the manner in which it accounts for the conversion to C-Corporation, segment disclosure in Note 8 and certain reclassification of balance sheet and statement of operation items to be consistent with generally accepted accounting principles. There was an adjustment for a previously undiscovered immaterial footing error in the final income statement, and in Note 13, it reflects immaterial rounding differences.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2012 and 2011, and the results of its operations and cash flows for the years then ended were in conformity with U.S. generally accepted accounting principles.

/s/ Sam Kan & Company
Sam Kan & Company

April 15, 2013

(June 20, 2013 for Note 13 with respect to the correction of an incorrect statement)

Alameda, California

F-1

STERLING CONSOLIDATED CORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		Restated
	December 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$115,489	$29,676
Account receivable, net of allowance	871,132	1,004,095
Inventory, net of reserve	2,307,413	2,041,675
Notes receivable	40,601	9,400
Investment	75	-
Other current assets	-	885
Total current assets	3,334,710	3,085,731

Property and equipment, net	2,684,299	2,083,080
Intangible asset, net	-	-
Deferred tax asset	7,776	20,638

Total assets	$6,026,785	$5,189,449

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$1,139,681	$1,223,488
Notes payable (current portion)	130,905	146,110
Notes payable related party (current portion)	62,151	63,635
Bank line of credit	839,591	839,591
Interest rate swap contract	1,724	48,836
Other liabilities	76,971	69,146
Total current liabilities	2,251,023	2,390,806

Other liabilities
Notes payable	900,761	986,916
Notes payable (related party)	1,614,952	1,653,517
Total other liabilities	2,515,713	2,640,433

Total liabilities	4,766,736	5,031,239

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 37,040,000 and 36,000,000 shares issued and outstanding as of December 31, 2012 and December 31, 2011;	37,074	36,000
Subscription receivable	-	(672,715)
Accumulated other comprehensive loss	(1,724)	(48,836)
Additional paid-in capital	1,175,079	853,941
Retained earnings (accumulatd deficit)	49,620	(10,180)
Total stockholders' equity (deficit)	1,260,049	158,210

Total liabilities and stockholders' equity (deficit)	$6,026,785	$5,189,449

See accompanying notes to consolidated financial statements

F-2

STERLING CONSOLIDATED CORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
		Restated
	2012	2011

Revenues
O-rings and rubber product sales	$5,694,086	$6,420,933
Freight services	92,200	288,815
Rental services	73,351	24,925
Total revenues	$5,859,637	$6,734,673

Cost of sales
Cost of goods	3,833,272	3,794,000
Cost of services	322,106	312,293
Total cost of sales	4,155,378	4,106,293

Gross profit	1,704,259	2,628,380

Operating expenses
Sales and marketing	174,738	41,239
General and administrative	1,347,856	2,120,427
Total operating expenses	1,522,594	2,161,666

Operating income	181,665	466,714

Other income and expense
Other income	31,544	22,061
Other expense	-	-
Interest expense	(112,112)	(70,660)
Total other income and (expense)	(80,568)	(48,599)

Income before provision for income taxes	101,097	418,115

Provision for income taxes	41,297	170,802

Net income	59,800	247,313

Other comprehensive income/(loss)
Unrealized gain/(loss) on interest rate swap contract	47,112	(11,567)
Comprehensive income	$106,912	$235,746

Net income per share of common stock:
Basic and diluted	$0.00	$0.01

Weighted average number of shares outstanding
Basic and diluted	36,789,408	36,000,000

See accompanying notes to consolidated financial statements

F-3

STERLING CONSOLIDATED CORP

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Restated)

From December 31, 2010 to December 31, 2012

						Accumulated
						Other
	Common Stock		Subscription	Additional	Retained	Comprehensive
	Shares	Amount	Receivable	Paid-in Capital	Earnings	Loss	Total
Balance, December 31, 2010 (Restated)	33,120,000	$33,120	-	$79,425	$(216,351)	$(37,269)	$(141,075)

Distribution to shareholders	-	-	-		(45,000)	-	(45,000)
Stock issued for services	2,880,000	2,880					2,880
Shareholder contribution of property	-		(672,715)	672,715	-	-	-
Contribution of tax effect related to C-corp conversion				105,659			105,659
Other comprehensive loss	-	-	-		-	(11,567)	(11,567)
(2) Eliminate retained earnings of Sterling Consolidated Corp. prior to acquisition				(3,858)	3,858		-
Net income, year ended December 31, 2011	-	-	-		247,313	-	247,313
Balance, December 31, 2011 (Restated)	36,000,000	$36,000	$(672,715)	$853,941	$(10,180)	$(48,836)	$158,210
Stock sold for cash	914,040	914		273,298			274,212
Stock issued for services	160,000	160		47,840			48,000
Receipt of subscribed property			672,715				672,715
Net Income for the 9 months ended September 30, 2012					59,800		59,800
Other comprehensive loss						47,112	47,112
Balance, December 31, 2012	37,074,040	$37,074	-	$1,175,079	$49,620	$(1,724)	$1,260,049

See accompanying notes to consolidated financial statements

F-4

STERLING CONSOLIDATED CORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Restated)
	For the Year Ended December 31,
	2012	2011
Cash flows from operating activities
Net Income	$59,800	$247,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	111,192	109,868
Amortization	-	2,802
Change in allowance for doubtful accounts	75,316	22,236
Loss on disposal of assets	7,151	-
Gain on retirement of note payable	(11,638)
Contribution of tax effect of C-Corp conversion	-	105,659
Stock issued for services	48,000	2,880
Changes in operating assets and liabilities:
Account receivable	57,648	(359,260)
Inventory	(265,738)	(479,945)
Investments in marketable securities	(75)
Other assets	885	(885)
Deferred tax asset	12,862	62,663
Accounts payable and accrued interest payable	(83,807)	403,955
Other liabilities	7,825	(17,152)
Net cash provided by operating activities	19,421	100,134

Cash flows from investing activities
Purchase of fixed assets	(69,697)	(21,233)
Disposal of fixed assets	22,850
Net cash used in investing activities	(46,847)	(21,233)

Cash flows from financing activities
Net proceeds from bank line of credit	-	50,000
Payments on notes payable	(355,087)	(138,290)
Proceeds from notes payable	265,365	-
Net loan (paid)/received - related party	(40,050)	(7,691)
Repayments on employee advances	-	21,018
Advances to employees	(31,201)	-
Stock issued for cash	274,212
Distribution to stockholder	-	(45,000)
Net cash provided by (in) by financing activities	113,239	(119,963)

Net change in cash and cash equivalent	85,813	(41,062)

Cash and cash equivalent at the beginning of period	29,676	70,738

Cash and cash equivalent at the end of period	$115,489	$29,676

Supplemental disclosures of cash flow Information:
Cash paid for interest	$112,112	$70,660
Cash paid for taxes	$2,485	$6,045

Supplemental non-cash investing and financing activities:
Subscription receivable	$-	$672,715
Contribution of property	$672,715
Stock issued for services	$48,000	$2,880

See accompanying notes to consolidated financial statements

F-5

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On June 8, 2012, in expectation of going public, a share exchange was effected in which Sterling Consolidated Corp delivered 30,697,040 shares to shareholders of Sterling Seal and Supply, Inc.; 1,500,000 shares to the shareholders of Integrity; 540,000 shares to the members of Q5 and 1,080,000 shares to the members of ADDR. The existing shareholders of Sterling Consolidated Corp retained 2,880,000shares resulting in a total of 36,697,040 shares outstanding post-share exchange. The resultant structure is such that Sterling Consolidated Corp is effectively a holding corp with wholly owned ownership of Sterling Seal and Supply, Inc., Integrity, Q5 and ADDR. The consolidated financials presented herein are presented as if the share exchange had occurred at the beginning of the periods being reported on (Jan 1, 2011).

Organization, Nature of Business,Stock Split, and Principles of Consolidation

Sterling Seal and Supply Inc.

Sterling Seal and Supply Inc. is a New Jersey corporation founded in 1997 which distributes o-rings and other rubber products worldwide. Since 1980, Sterling and its predecessor, Sterling Plastic and Rubber Products Inc. (founded in 1969), has been importing product from China for distribution. Sterling focuses on quality and service by initially proving itself as a 2nd or 3rd source vendor.

Integrity Cargo Freight Corporation

On January 4, 2008, the principals of Sterling founded Integrity Cargo Freight Corporation (“Integrity”) as a New Jersey Corporation. Integrity is a cargo and freight company that currently manages the importation of Sterling’s product from Asia, and its exports of its sales to various countries. In addition to providing the shipping for the Company, Integrity has third-party customers. Integrity targets the Company’s customer base market but is able to acquire additional customers through the use of agents.

Freight forwarding revenues and expenses are included in the operating income on the consolidated statement of operations presented herein.

ADDR Properties, LLC

ADDR Properties, LLC (“ADDR”) is a New Jersey LLC formed on September 17, 2010 as a real estate holding company. The LLC owns a 28,000 square foot warehouse facility in Neptune, NJ and is occupied 90% by Sterling to conduct its operations and 10% by the Children’s Center of Monmouth. The current lease agreement with the Children’s Center is for 3 years.

The second property managed through ADDR an investment property in Cliffwood Beach, NJ previously occupied by Sterling. The Company’s operations outgrew the facility and four tenants currently occupy 65% of the available square footage. The remaining 35% is unoccupied office space and currently marketed as individual office suites.

Rental revenues and expenses are included in the operating income on the consolidated statement of operations presented herein.

Stock Split

On February 1, 2012, Sterling Seal and Supply, Inc. enacted a forward stock split converting its 200 shares of common stock outstanding to 30 million shares outstanding.

F-6

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Principles of Consolidation

These consolidated financial statements include the accounts of Sterling Consolidated Corp and its four wholly owned subsidiaries. The subsidiaries were acquired by Sterling Consolidated Corp through a share exchange agreement effected on June 8, 2012. The consolidated financial statements presented herein, are presented as if the business combination via share exchange and the stock split in Sterling Seal and Supply, Inc. were effective at the beginning of the periods being reported on. ADDR, Integrity, Q5 and Sterling Seal and Supply Inc. were under the control of Angelo DeRosa and/or Darren DeRosa for the periods being reported on. All significant intercompany transactions have been eliminated. Hereafter the consolidated accounts of Sterling Consolidated Corp and its subsidiaries are referred to as “the Company”.

Q5 Ventures, LLC

Q5 Ventures, LLC is a Florida LLC formed on September 6, 2006. The LLC owns the commercial building in Florida from which the Florida division of Sterling operates. The 5,000 square foot facility was designed and built for the Company’s operations.

Basis of Presentation

Use of Estimates

The preparation of consolidated financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management’s estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Significant estimates include the estimated depreciable lives of fixed assets, inventory reserves and allowance for doubtful accounts.

Actual results could differ from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At times, balances in a single bank account may exceed federally insured limits.

Accounts Receivable

Accounts receivable, if any, are carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

The Company’s accounts receivable net of allowances of $121,830 and $197,846, were $871,132 and $1,004,095 on December 31, 2012 and 2011, respectively. The Company’s allowance is approximately 3% of the sales per year plus amounts that are deemed uncollectible.

F-7

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Property, Plant and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The Company allocates 50% of its depreciation and amortization expenses to Cost of Sales.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Building & Leasehold Improvements	10-40 years
Machinery and Equipment	5-10 years
Furniture and Fixtures	5-10 years
Vehicles	10 years
Software	3 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method or double declining balance method.

	2012	2011
Land, building & leasehold improvements	$2,275,322	$1,649,808
Machinery and equipment	820,143	766,572
Vehicles	197,943	187,702
Less: accumulated depreciation	609,109	521,002
Property and equipment, net	$2,684,299	$2,083,080

Depreciation expense included as a charge to income was $111,192 and $109,868 for the year ended December 31, 2012 and 2011, respectively.

Inventories

Inventories, which are comprised of finished goods, are stated at the lower of cost (based on the last-in, first-out method) or market. Cost does not include shipping and handling fees, which are charged directly to income. The Company provides for estimated losses from obsolete or slow-moving inventories, which is approximately 4% of the total inventory, and writes down the cost of inventory at the time such determinations are made. Reserves are estimated based upon inventory on hand, historical sales activity, industry trends, the business environment, and the expected net realizable value. The net realizable value is determined based upon current awareness of market prices. The Company recorded an inventory reserve of $85,070 and $85,070 in 2012 and 2011, respectively.

During 2012 and 2011 there was neither a reduction of inventories nor a consequent liquidation of LIFO inventories that resulted in a material effect on the Company's operating income

Accounts Payable

The Company has accounts payable and accrued expenses in the amount of $1,139,681and $1,223,488 as of December 31, 2012 and 2011, respectively. As of December 31, 2012, the Company was exposed to the following concentration risk: three suppliers accounted for 43% (19,%, 13%% and 11%, respectively) of accounts payable and accrued expenses. As of December 31, 2011, two suppliers accounted for 41% (27% and 14%) of accounts payable and accrued expenses.

F-8

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Revenue Recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of Sterling, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment of the product has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured.  For provision of third-party freight services provided by Integrity, revenue is recognized on a gross basis in accordance with ASC 605-45 " Revenue Recognition: Principal Agent Considerations " since Integrity is the primary obligor in its shipping arrangements. Revenue is generally recognized when the contracted goods arrive at their destination point. When revenues and expenses straddle a period end due to the time between shipment and delivery, Integrity allocates revenue between reporting periods based on relative transit time in each period with expenses recognized as incurred. Cost of goods is comprised of sale of o-rings and related rubber products. Freight services is comprised of freight forwarding and related services earned by Integrity and Rental services is comprised of revenue from rental of commercial space to third parties.

The Company had total sales of $5,859,637 and $6,734,673 for the year ended December 31, 2012 and 2011, respectively. No one customer comprised more than 10% of sales for the years ended December 31, 2012 and 2011, respectively.

Expenses

Cost of goods includes inventory costs, warehousing costs, direct labor and a depreciation allocation. Cost of inbound freight of $248,348 and $322,183, for the years ended December 31, 2012 and December 31, 2011, respectively. is included in cost of goods on the Statements of Operations.

Costs of services include direct costs for Freight services and Rental activities. The direct costs include agent fees, trucking, air and ocean freight and customs fees for the Freight services and repairs and maintenance and property taxes for the rental activities. Additionally, Cost of services includes direct labor for Freight services.

Sales and marketing includes direct labor and direct sales and marketing expenses.

General and administrative expenses include administrative and executive personnel, depreciation and other overhead expenses.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred. The Company did not incur such expenses during the years ended December 31, 2012 and 2011.

Research and Development

All research and development costs are expensed as incurred. No cost was incurred for research and development for the years ended December 31, 2012 and 2011.

F-9

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Income Tax

Sterling and Integrity's S-Corporation election terminated effective January 1, 2012 in connection with the expectation of the initial public offering of the Company’s common stock in 2012. From Sterling and Integrity's inception in 1997 and 2008, respectively, it neither was not subject to federal and state income taxes since they were operating under an S-Corporation election. As of January 1, 2012, the both Sterling and Integrity became subject to corporate federal and state income taxes.  The consolidated financial statements presented herein, are presented as if all consolidating entities were subject to C-corporation taxes for the periods being reported on.

Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company uses the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2011, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. Tax years 2009, 2010, 2011, and 2012 are subject to federal and state tax examination under the current statutes.

Segments

ASC 280-10 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company has one main segment: O-rings and rubber products. Additionally, it has activities in freight services and rental services however, these activities are immaterial to the overall endeavor and therefore, segment information is not presented.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825, effectively at the beginning of the second quarter in FY 2010, did not have a material impact on the company’s financial statements.

F-10

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Interest Rate Swap Contract

The Company uses an interest rate swap contract to manage risks related to interest rate movements. The Company recognizes its interest rate swap contract as a derivative, which is recognized on the balance sheet at fair value at the end of each period. The interest rate swap contract is designated as and met all of the criteria for a cash flow hedge. The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge. Changes in the fair value of the derivative are recorded in accumulated other comprehensive loss. The total unrealized gain or (loss) recorded in accumulated other comprehensive gain or loss amounted to $47,112 and (11,567) at December 31, 2012 and 2011, respectively.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2012 and 2011, the Company has assets and liabilities in cash, various receivables, investments, and various payables. Management believes that they are being presented at their fair market value.

The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31:

Year	Instrument	Level 1	Level 2	Level 3	Total
2011	Interest rate swap	$0	$(48,836)	$0	$(48,836)
2012	Interest rate swap	$0	$(1,724)	$0	$(1,724)
2011	Cash and equivalents	$29,676	$0	$0	$29,676
2012	Cash and equivalents	$115,489	$0	$0	$115,489

The fair value of the interest rate swap is determined using observable market inputs such as current interest rates, and considers nonperformance risk of the Company and that of its counterparts.

Basic and diluted earnings per share

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. For the year ended December 31, 2012 and 2011, there were no outstanding common stock equivalents, thus fully diluted earnings per share and basic earnings per share were the same figure.

F-11

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

The following is a reconciliation of basic and diluted earnings per share for 2012 and 2011:

	Year Ended December 31,
	2012	2011
Numerator:
Net income available to common shareholders	$59,800	$247,313
Denominator:
Weighted average shares – basic	36,789,408	36,000,000
Net income (loss) per share – basic and diluted	$0.01	$0.00

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

As of December 31, 2012 and 2011, there were 37,040,040 and 36,000,000 shares authorized, issued and outstanding, respectively.

Distribution to Shareholder

In 2011 Q5 Ventures LLC was taxed as a pass-through entity for IRS purposes. As such, it made periodic distributions to one member, who is also an officer of Sterling Seal & Supply Inc. These distributions totaled $45,000 in 2011.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Recently issued accounting standards

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310) A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring”. The update clarifies the guidance on a creditor’s evaluation of whether it has granted a concession as well as clarifying the guidance when a creditor’s evaluation of whether a debtor is experiencing financial difficulties. The guidance clarifies when a Company should record impairment due to concessions or the financial difficulties of the debtor. The new standard is effective for fiscal years and interim periods ending after June 15, 2011. The guidance should be applied retrospectively to restructurings occurring on or after the beginning of the fiscal year of adoption. The adoption did not have a material effect on the Company’s consolidated financial position or results of operations.

In April 2011, the FASB issued ASU 2011-03, “Transfers and Servicing (Topic 860) Reconsideration of Effective Control for Repurchase Agreements”. ASU 2011-03 applies to transactions where the seller transfers financial assets that both entitle and obligate the transferor to repurchase or redeem the financial assets before their maturity. The amendments in this guidance remove from the assessment of effective control the criteria requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms even in the event of default by the transferee and the collateral maintenance guidance related to that criterion. The new standard is effective for fiscal years and interim periods ending after December 15, 2011 and should be applied on a prospective basis. The adoption does not have a material effect on the Company’s consolidated financial position or results of operations.

F-12

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”. The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”). This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This amendment will be effective for the Company on January 1, 2012. Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU 2011-05, “Comprehensive Income (Topic 220), and Presentation of Comprehensive Income”. ASU 2011-05 amends the presentation of other comprehensive income and the Statement of Consolidated Operations. Under this amendment, entities will be required to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Regardless of which reporting option is selected, the Company is required to present on the face of the financial statements, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements where the components of net income and the components of other comprehensive income are presented. The current option to report other comprehensive income and its components in the statement of changes in equity has been eliminated. This amendment will be effective for the Company on January 1, 2012 and full retrospective application is required. The Company does not anticipate that this amendment will have a material impact on its financial statements.

NOTE 3 – NOTES RECEIVABLE

Prior to 2010, the Company made an advance to an employee in the amount of $21,018. This was repaid in 2011. In 2009, $6,450 was loaned to a customer which resulted in a total note receivable of $9,400. In, 2012, the Company recorded 2 loans to non-officer employees in the net amount of $28,201 and 3,000. The loan for $28,201 bears interest at 5% over 3 years. The other notes have no specific repayment terms and the borrowers may repay these notes at any time, in whole or in part, without penalty or additional interest. The aggregate balance as of December 31, 2012 and December 31, 2011 was $40,601 and $9,400 respectively.

NOTE 4 – LINE OF CREDIT

The Company has a line of credit from PNC Bank in the amount of $900,000 which bears interest of LIBOR (London Interbank Offered Rate) plus 3.75%. The line was renewed in September 2012 at the rate of LIBOR plus 3.00% for a term of 1 year expiring September 30, 2013. As of December 31, 2012 and December 31, 2011 the Company had drawn down $839,591 and $839,591, respectively and was not in violation of any of its financial covenants. In May of 2012, the Company went into default on the Line, but obtained a waiver until the line was renewed in September of 2012. The line of credit is secured by the assets of the Company and guaranteed by the the CEO and Chairman of the Company. A financial covenant requires that the Company does not have a "Debt Service Coverage Ratio" of less than 1.25 measured annually at fiscal year end. "Debt Service Coverage Ratio is defined by the lender as: (Net Income + Depreciation Expense + Amortization Expense + Rent Expense + Other Non-Cash Items)/(Prior Year Current Portion of Long Term Debt + Interest Expense). If the financial covenant is not met, the lender has the right to call the loan and/or not renew the line of credit. The Company is currently in compliance with this financial covenant. Additionally, there is a cross default provision, whereby a default on either the line of credit, mortgage or equipment note payable would enable the bank to call any or all of the three loans. The bank has required that the company subordinate $1,200,000 of the loan outstanding to the Chairman, Angelo DeRosa until September 30, 2013.

For the year ended December 31, 2012, the Company had accrued and paid $27,277 of interest on the line of credit.

F-13

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 5 – LONG-TERM DEBT

At December 31 long-term debt consists of the following:

	2012	2011
Mortgage payable to PNC Bank, due in monthly installments of principal and interest through April 22, 2014. Interest is charged at 5.5% per annum. The loan is secured by the assets of the Company and guaranteed by the officers of the Company. An interest rate swap agreement is used to hedge the interest rate risk. (See Note 1).	$784,288	$832,842
Equipment note payable maturing on November 1, 2014. Interest is charged at 5.5% and is secured by certain assets of the Company and guaranteed by the officers of the Company.	0	300,184
Equipment note payable maturing on September 28, 2015. Interest is charged at 3.9% and is secured by the assets of the Company and guaranteed by the officers of the Company.	201,960	0
Vehicle loan secured by the vehicle maturing on November 21,2017. Interest is charged at 3.9% .	45,418	0
Less current portion	130,905	146,110
Long-term debt	$900,761	$986,916

F-14

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Principal payments due in each of the years subsequent to December 31, 2012 are as follows:

Year Ending December 31,	Amount

2013	130,905
2014	815,509
2015	66,489
2016	9,606
2017	9,157
Total	$1,031,666

For the year ended December 31, 2012, the Company accrued and paid $35,249 in interest expense on long-term debt.

NOTE 6 – LEASE COMMITMENTS:

The Company owns its offices and warehouse facilities in New Jersey and Florida. The Company leased its office and warehouse space in Indiana under a non-cancelable agreement which expires September 30, 2013 and requires various minimum annual rentals.

Future minimum lease payments in each of the years subsequent to December 31, 2013 are as follows:

Year Ending December 31,	Amount

2013	9,390
Total	$9,390

NOTE 7 – RETIREMENT PLAN

The Company maintains a defined contribution retirement plan for the benefit of eligible employees. The Company has frozen the retirement plan indefinitely. No employer contributions will be made until the plan is reactivated.

NOTE 8 – CAPITAL STOCK

The Company has authorized 200,000,000 shares of common stock with par value of $0.001. As of December 31, 2012 and 2011 the Company had 37,040,040 and 36,000,000 shares of common stock issued and outstanding, respectively.

On June 8, 2012, in expectation of going public, a share exchange was effected in which Sterling Consolidated Corp, delivered 30,697,040, shares to shareholders of Sterling Seal and Supply, Inc.; 1,500,000 shares to the shareholders of Integrity; 540,000 shares to the members of Q5 and 1,080,000 shares to the members of ADDR. The existing shareholders of Sterling Consolidated Corp retained 2,880,000 shares resulting in a total of 36,697,040 shares outstanding post-share exchange. The resultant structure is such that Sterling Consolidated Corp is effectively a holding corp with wholly owned ownership of Sterling Seal and Supply, Inc., Integrity, Q5 and ADDR. The consolidated financials presented herein are presented as if the share exchange had occurred at the beginning of the periods being reported on (Jan 1, 2011).

F-15

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Authorization of Preferred Stock

On May 18, 2012, the Company authorized the issuance of 10,000,000 shares of preferred stock with a par value of $0.001. No shares of preferred stock have been issued as of the date of this filing.

NOTE 9 – INCOME TAX

For periods presented in the financial statements, Sterling and Integrity were taxed as S-Corporations and therefore did not have material federal or state tax liability. In March of 2012, Sterling and Integrity made timely elections to be treated as C-Corporations. The consolidated financial statements, herein, have been presented as if all consolidated entities were taxed as C-Corporations for the periods being reported on.

The Company’s deferred tax assets and liabilities consist of the following:

	December 31,
	2012	2011
Current Assets and Liabilities:
Provision for doubtful accounts	$50,054	$80,820
Profit sharing plan contribution	(4,085)	(2,043)

Total	45,969	78,777
Valuation Allowance	—	—

Current Deferred Tax Asset, Net	45,969	78,777

Noncurrent Assets and Liabilities:
Depreciation	(38,193)	(58,139)

Total	(38,193)	(58,139)
Valuation Allowance	0

Noncurrent Deferred Tax (Liability) Asset, Net	(38,193)	(58,139)

Total Deferred Tax - Asset, Net	$7,776	$20,638

The provisions for income taxes for the years ending December 31 consist of the following:

	December 31,
	2012	2011
Deferred tax (benefit)/expense	$12,862	$(32,487)
Current provision	28,435	76,770
Total Provision for Income Taxes	$41,297	$44,283

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax strategies in making this assessment.

The Company accounts for uncertain tax positions based upon authoritative guidance that prescribes a recognition and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return (ASC 740-10). The guidance also provides direction on derecognition and classification of interest and penalties.

F-16

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Management has evaluated and concluded that there are no material uncertain tax positions requiring recognition in the financial statements for the year ended December 31, 2012.  The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses.

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes as follows:

	2012		2011
		Impact on		Impact on
	Amount	Rate	Amount	Rate
Income tax at federal rate	$35,384	35.00%	$146,342	35.00%
State tax, net of Federal effect	5,913	5.85%	24,460	5.85%
Permanent Differences:
	0	0.00%	0	0.00%
Total permanent differences	0	0.00%	0	0.00%
Impact of rate change on beginning deferred taxes	0	0.00%	0	0.00%
NOL deduction	0	0.00%	0	0.00%
Total tax credits	0	0.00%	0	0.00%
Valuation allowance	0	0.00%	0	0.00%
Total Provision	$41,297	40.85%	$170,802	40.85%

F-17

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company is party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of its property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 11 – RELATED PARTY TRANSACTIONS

Throughout the history of the Company, the Chairman, Angelo DeRosa has periodically loaned the company money. As of December 31, 2012 this culminated in a total amount due to Mr. DeRosa of $1,677,103. The loan has a twenty year term maturing on December 31, 2031 and calls for principal and simple interest to be paid at various yearly intervals at the rate of 3%. For the year ended 2012, the Company accrued and paid $48,790 on the related party note.

NOTE 12 – SUBSEQUENT EVENTS

On February 7, 2013, the Company’s S1 filing was approved by the SEC, effectively making the Company subject to the SEC Exchange Act of 1934.

NOTE 13 – RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated the 2011 financial statements as originally presented in its initial registration statement filed August 13, 2012. The changes and explanation of such are as follows:

	Year Ended December 31, 2011
	Orignally	Restatement		As
Balance Sheet Items:	Reported	Adjustment		Restated

Cash and cash equivalents	$29,684	(8	)(a)	$29,676
Deferred tax asset	-	20,638	(b)	20,638
Accounts payable and accrued expenses	1,230,210	(6,722	)(b)	1,223,488
Other liabilities	68,280	866	(b)	69,146
Subscription receivable	0	(672,715	)(c)	(672,715)
Notes payable related party (current portion)	-	63,635	(f)	63,635
Notes payable related party	1,717,152	(63,635	)(c)	1,653,517
Common stock	708,490	(672,490	)(a)	36,000
Additional paid-In-capital	-	853,941	(a),(d)	853,941
Retained earnings (deficit)	144,785	(154,965	)(a),(d)	(10,180)
Deferred tax asset	-	83,301	(b)	83,301

F-18

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Statements of Operations Items:	For the year ended December 31, 2011

Revenues	6,692,833	(6,692,833	)(e)	-
O-rings and rubber products sales	0	6,420,933	(e)	6,420,933
Freight services	0	288,815	(e)	288,815
Rental services	0	24,925	(e)	24,925
	6,692,833	41,840	(f)	6,734,673

Costs of goods	3,565,356	228,644	(g)	3,794,000
Costs of services	163,820	148,073	(g),(h)	312,293
General and administrative	2,493,686	(373,259	)(g)	2,120,427
	6,222,862	3,458		6,226,720

Statements of Cashflows Items:	For the year ended December 31, 2011

Cash flows from operating activities	100,142	(8)		100,134
Contribution of tax effect of C-Corp conversion	-	105,659	(b)	105,659
Net Income	419,493	(172,180	)(b)	247,313
Stock issued for services	-	2,880	(a)	2,880
Deferred tax asset	-	62,663	(b)	62,663
Accounts payable and accrued interest payable	403,851	104	(i)	403,955
Other liabilities	(18,018)	866	(i)	(17,152)

(a)	Reflects restatement due to the fact that the original presentation was inconsistent with SAB Topic 4:C which calls for retroactive treatment on the balance sheet for a capital structure change (in this case the June 8, 2012 share exchange and the February 1, 2012 stock split).

F-19

STERLING CONSOLIDATED CORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

(b)	Reflects restatement due to the fact that the original presentation was inconsistent with Section 3410 of the SEC Financial Reporting Manual which calls for calculation of the tax effect for conversion to a C-Corp if the registrant is an S-Corp during the audit period.

(c)	Reflects restatement from original presentation to properly reflect current portion of Notes Payable as a separate line item on the balance sheet.

(d)	Reflects restatement from original presentation to reflect equity effects related to noted balance sheet and statement of operations restatements.

(e)	Reflects restatement from original presentation to present as separate line items the components of each type of revenue earned by the Company.

(f)	Reflects restatement due to the fact that the original presentation of reimbursed freight charges in Other Income was inconsistent with ASC 605-45-45-23 which calls for reimbursed out-of-pocket expenses to be presented as revenue.

(g)	Reflects restatement due to the fact that the original presentation classifying inbound freight as a general and administrative expense was inconsistent with ASC 330-10-30-1 and includes reclasses to properly classify cost of goods sold and general and administrative expenses noted during preparation of previously omitted segment reporting as per ASC 280.
(h)	Additionally, the change reflects an adjustment for a previously undiscovered immaterial footing error in the final income statement.
(i)	Reflects immaterial rounding differences.

F-20

STERLING CONSOLIDATED CORP.

4,955,918 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is August [ ], 2013

36

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$155.98
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$1,500
Legal fees and expense	$5,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$6,655.98

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification Of Directors And Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)	To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

37

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item. 15 Recent Sales Of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act:

We were incorporated in the State of Nevada in January 31, 2011. In connection with incorporation, we issued 2,880,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 13, 2012, we issued 10,000 shares to Anslow & Jaclin, LLP as partial compensation for legal services. The value of the consideration was issued at $0.30 per share for a total value of $3,000 and this amount was booked to results of operations in the third quarter of 2012. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 8, 2012, we issued 30,697,040 shares of common stock to the owners of Sterling Seal & Supply, Inc. in exchange for 30,697,040 shares of Sterling Seal and Supply, Inc. common stock; 1,500,000 shares of common stock in exchange for 100 shares of Integrity Cargo Freight Corporation common stock; 540,000 shares in exchange for a 100% of membership interest in Q5 Ventures LLC and 1,080,000 shares for a 100% membership interest in ADDR Properties, LLC. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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In June 2012, we sold an additional 100,333 shares to 2 investors for a total investment of $30,100. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

On July 23, 2012, we issued 150,000 shares to Delaney Equity Group, LLC as compensation for consulting services. The consideration for these services was $45,000 and was expensed in the Company’s results of operations for the quarter ended September 30, 2012. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2012, we sold an additional 116,667 shares to 1 investor for a total investment of $35,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws (3)
5.1	Opinion of Anslow & Jaclin, LLP (filed herewith)
10.1	Equity Exchange Agreement (1)
10.2	Lease agreement with the Children’s Center of Monmouth (3)
10.3	Lease agreements with the three different tenants located at Cliffwood Beach, NJ (2)
10.4	Investment Agreement dated August 19, 2013 between Sterling Consolidated Corp. and SurePoint Capital (filed herewith)
10.5	Registration Rights Agreement dated August 19, 2013 between Sterling Consolidated Corp. and SurePoint Capital (filed herewith)
23.1	Consent of Sam Kan & Company, CPA (filed herewith)
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

(1)	Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on August 10, 2012.

(2)	Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on December 13, 2012.

(3)	Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on January 18, 2013.

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

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(2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement related to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the end of the offering.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Sterling Consolidated Corp., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Neptune, New Jersey, on August 19, 2013.

STERLING CONSOLIDATED CORP.

By:	/s/Darren DeRosa
Darren DeRosa,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Darren DeRosa	Chief Executive Officer	August 19, 2013
Darren DeRosa

/s/Scott Chichester	Principal Financial Officer, Controller and Principal Accounting Officer	August 19, 2013
Scott Chichester

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/Angelo DeRosa	August 19, 2013
Angelo DeRosa

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